              As filed with the Securities and Exchange Commission
                                on June 30, 1997

                           Registration No. 811-8162


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                   FORM N-1A

                             AMENDMENT NO. 5 TO THE
                             REGISTRATION STATEMENT
                                     UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                          MASTER INVESTMENT PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                111 Center Street, Little Rock, Arkansas  72201
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                    _______________________________________

              Registrant's Telephone Number, including Area Code:
                                 (800) 643-9691

                             Richard H. Blank, Jr.
                               c/o Stephens Inc.
                               111 Center Street
                          Little Rock, Arkansas  72201
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                WITH A COPY TO:
                            Robert M. Kurucza, Esq.
                             Marco E. Adelfio, Esq.
                            Morrison & Foerster LLP
                   2000 Pennsylvania Avenue, N.W., Suite 5500
                          Washington, D.C.  20006-1812

                               EXPLANATORY NOTE
                               ----------------

       This Amendment is being filed to add audited financial statements and certain related financial information for the fiscal year ended February 28, 1997 for the Asset Allocation, Bond Index, LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, S&P 500 Index and U.S. Treasury Allocation Master Portfolios of Master Investment Portfolio, and to add certain other non-material changes to the Registration Statement.

       This Amendment has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

                          Master Investment Portfolio
                             Cross Reference Sheet
                             ---------------------


Form N-1A Item Number
---------------------

Part A          Prospectus Caption
------          ------------------

4               General Description of Registrant
                Investment Objectives
                Investment Policies
                Risk Considerations
5               Management of the Master Portfolios
                Investment Adviser
                Co-Administrators
                Placement Agent
                Custodian
                Transfer Agent
                Expenses
6               Capital Stock and Other Securities
                Organization and Interests
                Dividends and Distributions
                Taxes
7               Purchase of Interests
8               Redemption or Repurchase
9               Not Applicable

Part B          Statement of Additional Information
------          -----------------------------------

10              Cover Page
11              Table of Contents
12              General Information and History
13              Investment Objectives and Policies
                Portfolio Securities
                Management Policies
                Investment Restrictions
14              Management of MIP
15              Control Persons and Principal Holders of Securities
16              Investment Advisory and Other Services
17              Brokerage Allocation and Other Practices
18              Capital Stock and Other Securities
19              Purchase, Redemption and Pricing of Securities
20              Tax Status
21              Underwriters
22              Calculation of Performance Data
23              Financial Information

Part C          Other Information
------          -----------------

24-32 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Document.

                          MASTER INVESTMENT PORTFOLIO
                         ALLOCATION MASTER PORTFOLIOS

                       ASSET ALLOCATION MASTER PORTFOLIO
                   U.S. TREASURY ALLOCATION MASTER PORTFOLIO

                                    PART A

                                 JUNE 30, 1997

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

GENERAL. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering two diversified portfolios (each, a "Master Portfolio"). Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of one Master Portfolio is not deemed to be an interestholder of the other Master Portfolio. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by Master Portfolio. MIP currently offers seven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVES.

     . The ASSET ALLOCATION MASTER PORTFOLIO seeks to maximize total return, consisting of capital appreciation and current income, without assuming undue risk. This Master Portfolio will follow an asset allocation strategy by investing in a wide range of publicly traded common stocks, U.S. Treasury bonds and money market instruments.

     . The U.S. TREASURY ALLOCATION MASTER PORTFOLIO seeks to maximize total return, consisting of capital appreciation and current income, without assuming undue risk. This Master Portfolio will follow an asset allocation strategy by investing primarily among long-, intermediate- and short-term U.S. Treasury securities.

  The investment objective of each Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. The differences in investment objectives and policies between each Master Portfolio determines the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

INVESTMENT POLICIES.

  The Asset Allocation and U.S. Treasury Allocation Master Portfolios each follow an asset allocation strategy. For each Master Portfolio, Barclays Global Fund Advisors ("BGFA") uses proprietary investment models ("Asset Allocation Models"), that analyze extensive financial and economic data, including risk, correlation and expected return statistics, to recommend a portfolio allocation as described below. BGFA may, from time to time, develop and refine the Asset Allocation Models.

  THE ASSET ALLOCATION MASTER PORTFOLIO will invest its assets among three asset classes -- common stocks, U.S. Treasury bonds and money market instruments as follows:

     . COMMON STOCKS. The Asset Allocation Master Portfolio will invest in the common stocks which compose the Standard & Poor's 500 Stock Index (the "S&P 500 Index")./1/ The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. No attempt is made to manage this portion of the Master Portfolio's investment portfolio in the traditional sense using economic, financial and market analysis. Instead, the Master Portfolio uses for this portion of its portfolio a computer program to determine which securities are to be purchased or sold to replicate the total return performance of the S&P 500 Index to the extent feasible. The percentage of the Asset Allocation Master Portfolio's assets invested in each stock will be approximately the same as the percentage such stock represents in the S&P 500 Index.

     . U.S. TREASURY BONDS. The Asset Allocation Master Portfolio will invest in U.S. Treasury bonds with remaining maturities of at least 20 years. Under normal market conditions, the dollar-weighted average maturity of this portion of the Master Portfolio's investment portfolio is expected to range between 22 and 28 years. The Master Portfolio will invest this portion of its assets in an effort to replicate the total return performance of the Lehman Brothers 20+ Year Treasury Index which is composed of U.S. Treasury securities with 20 years or more to maturity.

     . MONEY MARKET INSTRUMENTS. The Master Portfolio will invest in money market instruments.

     The U.S. TREASURY ALLOCATION MASTER PORTFOLIO   will invest its assets
among three maturity classes -- long, intermediate and short-term -- of U.S. Treasury debt securities and repurchase agreements in respect thereof as follows:

     . LONG-TERM U.S. TREASURY BONDS. The U.S. Treasury Allocation Master Portfolio will invest in U.S. Treasury bonds with remaining maturities of at least 20 years. Under normal market conditions, the dollar-weighted average maturity of this portion of the Master Portfolio's investment portfolio is expected to range between 22 and 28 years.

     . INTERMEDIATE-TERM U.S. TREASURY NOTES. The U.S. Treasury Allocation Master Portfolio will invest in U.S. Treasury notes and other U.S. Treasury securities with remaining

--------------
/1/ S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor's," "S&P," "S&P 500," and "Standard & Poor's 500" are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

         maturities ranging from one to 20 years. Under normal market conditions, the dollar-weighted average maturity of this portion of the Master Portfolio's investment portfolio is expected to range between three and seven years.

     . SHORT-TERM U.S. TREASURY BILLS. The U.S. Treasury Allocation Master Portfolio will invest in U.S. Treasury bills with remaining maturities of one year or less. Under normal market conditions, the dollar-weighted average maturity of this portion of the Master Portfolio's investment portfolio is expected to range between 30 and 90 days.

     It is a fundamental policy of the U.S. Treasury Allocation Master Portfolio that it will invest at least 65% of the value of its total assets in U.S. Treasury securities.

CERTAIN FUNDAMENTAL POLICIES.    Each Master Portfolio may (i) borrow money to
the extent permitted under the 1940 Act, except that each Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions; (ii) invest up to 5% of its total assets in the obligations of any single issuer, except that up to 25% of the value of the total assets of such Master Portfolio may be invested, and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities may be purchased, without regard to any such limitation; and (iii) invest up to 25% of the value of its total assets in the securities of issuers in a particular industry or group of closely related industries, subject to certain exceptions specified in Part B, including that there is no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. This paragraph describes fundamental policies that cannot be changed as to a Master Portfolio without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. See Item 13, "Investment Objectives and Policies -- Investment Restrictions," in Part B.

CERTAIN ADDITIONAL NON-FUNDAMENTAL POLICIES.    Each Master Portfolio may (i)
purchase securities of companies having less than three years' continuous operation (including operations of any predecessors), provided that the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing, if such purchase does not cause the value of its investments in all such companies to exceed 5% of the value of its total assets; (ii) pledge, hypothecate, mortgage or otherwise encumber its assets, but only to secure permitted borrowings; and (iii) invest up to 15% of the value of its net assets in repurchase agreements providing for settlement in more than seven days after notice and in other illiquid securities. See Item 13, "Investment Objectives and Policies -- Investment Restrictions," in Part B.

RISK CONSIDERATIONS.

GENERAL -- The net asset value per interest of each Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

EQUITY SECURITIES -- The stock investments of the Asset Allocation Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Throughout the first six months of 1997, the stock market, as measured by the S&P 500 Index and other commonly used indices, was trading at or close to record levels. There can be no guarantee that these performance levels will continue.

DEBT SECURITIES -- The debt instruments in which the Master Portfolios may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolios invest may default on the payment of principal and or interest. Interest-rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolios invest. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolios' portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolios' daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

FOREIGN SECURITIES -- The Asset Allocation Master Portfolio may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

OTHER INVESTMENT CONSIDERATIONS -- Because the Master Portfolios may shift investment allocations significantly from time to time, their performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a higher percentage of a Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest-rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

     Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales are allocated equitably to each by the investment advice. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a Master Portfolio or the price paid or received by such Master Portfolio.

     The Master Portfolios may enter into futures transactions, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolios may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that each Master Portfolio may purchase may also be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Each Master Portfolio may use some derivatives as part of its short-term liquidity holdings and or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to change in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. Master Portfolio may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

ITEM 5.  MANAGEMENT OF THE MASTER PORTFOLIOS.

INVESTMENT ADVISER -- BGFA serves as investment adviser to each Master Portfolio. BGFA is an indirect subsidiary of Barclays Bank PLC ("Barclays") and is located at 45 Fremont Street, San Francisco, CA 94105. As of April 30, 1997, BGFA and its affiliates provided investment advisory services for over approximately $429 billion of assets under management.

     BGFA provides each Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.35% and 0.30% of the average daily net assets of the Asset Allocation Master Portfolio and U.S. Treasury Allocation Master Portfolio, respectively, as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance. For the year ended February 28, 1997, BGFA received amounts equal to [0.35%] and [0.30%] of the average daily net assets of the Asset Allocation and U.S. Treasury Allocation Master Portfolios, respectively, as compensation for its advisory services.

     Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for a Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

     BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

     Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

CO-ADMINISTRATORS -- Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administration services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the

MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses", Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio.

     BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services. Prior to October 21, 1996, Stephens was the Master Portfolios' sole administrator and received fees for its services as described in the Part B.

PLACEMENT AGENT -- Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

CUSTODIAN -- IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, BGI acted as the Master Portfolios' custodian. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105. BGI did not receive compensation for its custodial services.

TRANSFER AGENT -- Wells Fargo Bank is each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). The principle business address of Wells Fargo Bank is 525 Market Street, San Francisco, California 94105.

EXPENSES -- Except for extraordinary expenses, brokerage and other expenses connected to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

ORGANIZATION AND INTERESTS

     MIP is organized as a trust under the laws of the State of Delaware. Investors in MIP will each be liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and MIP itself was unable to meet its obligations.

     To date, the Board of Trustees has authorized the creation of fourteen separate series. All consideration received by MIP for interests of one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. MIP may create, from time to time, new series without interestholder approval.

     As of June 1, 1997, the Asset Allocation Fund and U.S. Treasury Allocation Fund of MasterWorks Funds Inc. (formerly, Stagecoach Inc.), 111 Center Street, Little Rock, Arkansas 72201, owned approximately 99% of the outstanding voting securities of the Asset Allocation Master Portfolio and approximately 99% of the outstanding voting securities of the U.S. Treasury Allocation Master Portfolio, and each Fund could be considered a "controlling person" of the corresponding Master Portfolio for purposes of the 1940 Act.

     INTERESTS IN A MASTER PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. INVESTMENT IN A MASTER PORTFOLIO INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE SHARE PRICE AND INVESTMENT RETURN OF EACH MASTER PORTFOLIO IS EXPECTED TO FLUCTUATE AND INVESTMENTS IN THE MASTER PORTFOLIOS ARE NOT GUARANTEED.

     Unless otherwise required by the 1940 Act, ordinarily it will not be necessary for MIP to hold annual meetings of interestholders. As a result, interestholders may not consider each year the election of Trustees or the appointment of auditors. However, the holders of at least 10% of the securities outstanding and entitled to vote may require MIP to hold a special meeting of interestholders for purposes of removing a Trustee from office. MIP interestholders may remove a Trustee by the affirmative vote of a majority of MIP's outstanding voting securities. In addition, the Board of Trustees will call a meeting of interestholders for the purpose of electing Trustees if, at any time, less than a majority of the Trustees then holding office have been elected by interestholders. Investments in a Master Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

DIVIDENDS AND DISTRIBUTIONS

     The net investment income of a Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 1:00 p.m. (Pacific time) with respect to each Master Portfolio. Net investment income for a Saturday, Sunday or Holiday (as defined below) will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day with respect to each Master Portfolio. All the net investment income of a Master Portfolio so determined is allocated pro rata among the investors in such Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by a Master Portfolio will be reinvested in the investor's interest in such Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

     Based upon the anticipated classification of each Master Portfolio for federal income tax purposes, MIP believes that each Master Portfolio will qualify as a partnership for such purposes. MIP therefore believes that each Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in a Master Portfolio will be taxable on its distributive share of such Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in such Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in such Master Portfolio.

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 7.  PURCHASE OF INTERESTS.

     Beneficial interests in a Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933, as amended.

     Shares of each Master Portfolio are sold on a continuous basis at the net asset value per share next determined after an order in proper form is received by the Transfer Agent. Net asset value per share for each Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 4:00 p.m., Eastern Standard Time), on each day the New York Stock Exchange is open for business (a "Business Day"). Net asset value per share is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of shares of such Master Portfolio outstanding. Each Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing each Master Portfolio's investments, see Item 19, "Purchase, Redemption and Pricing of Securities" in Part B.

ITEM 8.  REDEMPTION OR REPURCHASE.

     An investor in MIP may withdraw all or any portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, MIP will redeem the shares at the next determined net asset value.

     Each Master Portfolio will make payment for all shares redeemed within three days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. Investments in a Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

     Not applicable.

                                   APPENDIX

PORTFOLIO SECURITIES.

     To the extent set forth in this offering document, each Master Portfolio may invest in the securities described below.

     U.S. GOVERNMENT OBLIGATIONS -- The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     SECURITIES OF NON-U.S. ISSUERS -- The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

     Obligations of Foreign Governments, Banks and Corporations -- Each
     ----------------------------------------------------------
Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Fund's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

     SHORT-TERM INSTRUMENTS AND TEMPORARY INVESTMENTS -- The Master
Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include:
(i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or
Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g.,   bonds
and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations -- Each Master Portfolio may invest in bank
     ----------------
obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Commercial Paper and Short-Term Corporate Debt Instruments -- Each
     ----------------------------------------------------------
Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and or sub-adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Repurchase Agreements -- Each Master Portfolio may enter into
     ---------------------
repurchase agreements wherein the seller of a security to a Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. A Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. A Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolios may participate in pooled repurchase agreement transactions with other funds advised by BGFA. See "Additional Permitted Investment Activities" in the SAI for additional information.

       FLOATING- AND VARIABLE-RATE OBLIGATIONS -- The Master Portfolios may purchase debt instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

       ILLIQUID SECURITIES -- Each Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     INVESTMENT COMPANY SECURITIES -- Each Master Portfolio may invest in securities issued by other open-end management investment companies which principally invest in securities of the type in which such Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's net assets in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolios may also purchase shares of exchange-listed closed-end funds.


       FUTURES CONTRACTS AND OPTIONS TRANSACTIONS -- Each Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities.

       A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the
exchange. Futures contracts are subject to market risk (i.e.,   exposure to
adverse price changes).

       Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

       Stock Index Futures and Options on Stock Index Futures -- The Asset
       ------------------------------------------------------
Allocation Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

       Interest-Rate Futures Contracts and Options on Interest-Rate Futures
       --------------------------------------------------------------------
Contracts -- Each Master Portfolio may invest in interest-rate futures
---------
contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolios' portfolio securities which are the subject of the transaction.

       Interest-Rate and Index Swaps -- Each Master Portfolio may enter into
       -----------------------------
interest-rate and index swaps in pursuit of their investment objectives. Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by a Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by a Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Master Portfolio may not receive net amount of payments that a Master Portfolio contractually is entitled to receive.

       LOANS OF PORTFOLIO SECURITIES -- Each Master Portfolio may lend securities from their portfolios to brokers, dealers and financial institutions (but not individuals) in order to increase the return on such Master Portfolio's portfolio. The value of the loaned securities may not exceed one-third of a Master Portfolio's total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, a Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolios may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon the borrower or a placing broker. See "Additional Permitted Investment Activities" in the Part B for additional information.

       FORWARD COMMITMENTS, WHEN-ISSUED PURCHASES AND DELAYED-DELIVERY TRANSACTIONS -- Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

       BORROWING MONEY -- As a fundamental policy, each Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, each Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Master Portfolio's total assets, the Master Portfolio will not make any new investments.

                          MASTER INVESTMENT PORTFOLIO
                            INDEX MASTER PORTFOLIOS

                         S&P 500 INDEX MASTER PORTFOLIO
                          BOND INDEX MASTER PORTFOLIO

                                     PART A

                                 JUNE 30, 1997

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

GENERAL. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering two diversified portfolios (each, a "Master Portfolio"). Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of one Master Portfolio is not deemed to be an interestholder of the other Master Portfolio. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by Master Portfolio. MIP currently offers seven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVES.

          . The S&P 500 INDEX MASTER PORTFOLIO/1/ seeks to provide investment results that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor's 500 Stock Index.

          . The BOND INDEX MASTER PORTFOLIO seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Lehman Brothers Government/Corporate Bond Index.

     The investment objective of each Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. The differences in objectives and policies among each Master determines the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

---------------------

/1/    S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor's(R),"S&P(R),"S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

INVESTMENT POLICIES.

     . The S&P 500 INDEX MASTER PORTFOLIO seeks to replicate the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Master Portfolio's assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

     . The BOND INDEX MASTER PORTFOLIO seeks to replicate the total return performance of the Lehman Brothers Government/Corporate Bond Index, which is composed of approximately 5,000 fixed-income securities, including U.S. Government securities and investment grade corporate bonds, each with an outstanding market value of at least $25 million and remaining maturity of greater than one year. The Bond Index Master Portfolio invests in a sample of these securities. It invests at least 65% of its total assets in bonds and debentures. Securities are selected for investment by the Bond Index Master Portfolio in accordance with their relative proportion of the Lehman Brothers Government/Corporate Bond Index as well as based on credit quality, issuer sector, maturity structure, coupon rates and callability, among other factors, as described below.

     No attempt is made to manage the portfolio of each Master Portfolio using economic, financial and market analysis. Each Master Portfolio is managed by determining which securities are to be purchased or sold to replicate, to the extent feasible, the investment characteristics of its respective benchmark Index. Under normal market conditions, at least 90% of the value of each Master Portfolio's total assets is invested in securities comprising such Master Portfolio's Index. Each Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of such Master Portfolio's benchmark Index. Perfect (100%) correlation would be achieved if the total return of a Master Portfolio's net assets increased or decreased exactly as the total return of such Master Portfolio's benchmark Index increased or decreased. A Master Portfolio's ability to match its investment performance to the investment performance of its respective benchmark Index may be affected by, among other things, the Master Portfolio's expenses, the amount of cash and cash equivalents held by the Master Portfolio, the manner in which the total return of the Master Portfolio's benchmark Index is calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of shareholder purchases and redemptions. Each Master Portfolio uses cash flows from shareholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its portfolio to the securities comprising such Master Portfolio's benchmark Index. Barclays Global Fund Advisors ("BGFA") regularly monitors each Master Portfolio's correlation to its respective benchmark Index and adjusts the portfolio of each Master Portfolio to the extent necessary to enable such Master Portfolio to achieve a correlation of at least 95% with its respective Index. Inclusion of a security in an Index in no way implies an opinion by the sponsor of the Index as to its attractiveness as an investment. In the future, subject to the approval of the relevant Master Portfolio's interestholders, one or more indices for a Master Portfolio may be selected if such standard of comparison is deemed to be more representative of the performance of the securities such Master Portfolio seeks to replicate. The Master Portfolios are not sponsored, endorsed, sold or promoted by the sponsor of their respective Indices.

     The sampling techniques utilized by each Master Portfolio are expected to be an effective means of substantially duplicating the investment performance of their respective Indices. However, no Master Portfolio is expected to track its benchmark Index with the same degree of accuracy that complete replication of such Index would have provided. Over time, the portfolio composition of each Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of its respective Index.

     In seeking to replicate the performance of its respective Index, each Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. See "Risk Factors" below, and "Appendix -- Investment Techniques." Each Master

Portfolio attempts to be fully invested at all times in securities comprising such Master Portfolio's Index and in futures and options. When a Master Portfolio has uninvested cash, it may invest in money market instruments.

CERTAIN FUNDAMENTAL POLICIES. Each Master Portfolio may (i) borrow money to the extent permitted under the 1940 Act, except that the Bond Index Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and except that the S&P 500 Index Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions. For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices, shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio; (ii) invest up to 5% of its total assets in the obligations of any single issuer, except that up to 25% of the value of the total assets of such Master Portfolio may be invested and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities may be purchased, without regard to any such limitation; and (iii) invest up to 25% of the value of its total assets in the securities of issuers in a particular industry or group of closely related industries, subject to certain exceptions specified in Part B, including that there is no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. This paragraph describes fundamental policies that cannot be changed as to a Master Portfolio without approval by the holders of a majority (as defined in the 1940
Act) of such Master Portfolio's outstanding voting securities. See Item 13, "Investment Objectives and Policies -- Investment Restrictions," in Part B.

CERTAIN ADDITIONAL NON-FUNDAMENTAL POLICIES. Each Master Portfolio may (i) purchase securities of companies having less than three years' continuous operation (including operations of any predecessors), provided that the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing, if such purchase does not cause the value of its investments in all such companies to exceed 5% of the value of its total assets; (ii) pledge, hypothecate, mortgage or otherwise encumber its assets, but only to secure permitted borrowings; and (iii) invest up to 15% of the value of its net assets in repurchase agreements providing for settlement in more than seven days after notice and in other illiquid securities. See Item 13, "Investment Objectives and Policies -- Investment Restrictions," in Part B.

RISK CONSIDERATIONS.

GENERAL -- The net asset value per interest of each Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

EQUITY SECURITIES -- The stock investments of the S&P 500 Index Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Throughout the first six months of 1997, the stock market, as measured by the S&P 500 Index and other commonly used indices, was trading at or close to record levels. There can be no guarantee that these performance levels will continue.

DEBT SECURITIES -- The debt instruments in which the Bond Index Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest-rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolio's portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master

Portfolio's daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

FOREIGN SECURITIES -- The Master Portfolios may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

OTHER INVESTMENT CONSIDERATIONS -- Because the Master Portfolios may shift investment allocations significantly from time to time, their performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a higher percentage of a Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest-rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

     Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales will be allocated equitably to each by BGFA. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a Master Portfolio or the price paid or received by such Master Portfolio.

ITEM 5.  MANAGEMENT OF THE MASTER PORTFOLIOS.

INVESTMENT ADVISER -- BGFA serves as investment adviser to each Master Portfolio. BGFA is an indirect subsidiary of Barclays Bank PLC ("Barclays") and is located at 45 Fremont Street, San Francisco, CA 94105. As of April 30 1997, BGFA and its affiliates provided investment advisory services for approximately $429 billion of assets under management.

     BGFA provides each Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.08% and 0.05% of the average daily net assets of the Bond Index Master Portfolio and S&P 500 Index Master Portfolio, respectively, as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance. For the year ended February 28, 1997, BGFA received amounts equal to 0.05% and 0.08% of the average daily net assets of the S&P 500 Index and Bond Index Master Portfolios, respectively, as compensation for its advisory services.

     Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

     BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

     Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

CO-ADMINISTRATORS -- Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administration services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers, and employees who are affiliated with Stephens. In addition, except as outlined below under "Master Portfolio Expenses", Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio.

     BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services. Prior to October 21, 1996, Stephens was the Master Portfolios' sole administrator and received fees for its services as described in the Part B.

PLACEMENT AGENT -- Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

CUSTODIAN -- IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, BGI acted as the Master Portfolios' custodian. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105. BGI did not receive compensation for its custodial services.

TRANSFER AGENT -- Wells Fargo Bank is each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). The principle business address of Wells Fargo Bank is 525 Market Street, San Francisco, California 94105.

EXPENSES -- Except for extraordinary expenses, brokerage and other expenses connected to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

ORGANIZATION AND INTERESTS

     MIP is organized as a trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and itself was unable to meet its obligations.

     To date, the Board of Trustees has authorized the creation of fourteen separate series. All consideration received by MIP for shares of one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. MIP may create, from time to time, new series without shareholder approval.

     As of June 1, 1997, the S&P 500 Stock Fund of MasterWorks Funds Inc. ("MasterWorks"), 111 Center Street, Little Rock, Arkansas 72201, owned approximately 95% of the outstanding voting securities of the S&P 500 Index Master Portfolio. As of June 1, 1997, the Bond Index Fund of MasterWorks and the Bradley Trust, 1000 N. Water Street, 11th Floor, Milwaukee, WI 53202, owned approximately 57% and 42% respectively, of the outstanding voting securities of the Bond Index Master Portfolio. As such, each Fund and the Bradley Trust could each be considered a "controlling person" of the corresponding Master Portfolio for purposes of the 1940 Act.

     INTERESTS IN A MASTER PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. INVESTMENT IN A MASTER PORTFOLIO INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE SHARE PRICE AND INVESTMENT RETURN OF EACH MASTER PORTFOLIO IS EXPECTED TO FLUCTUATE AND INVESTMENTS IN THE MASTER PORTFOLIOS ARE NOT GUARANTEED.

     Unless otherwise required by the 1940 Act, ordinarily it will not be necessary for MIP to hold annual meetings of interestholders. As a result, interestholders may not consider each year the election of Trustees or the appointment of auditors. However, the holders of at least 10% of the securities outstanding and entitled to vote may require MIP to hold a special meeting of shareholders for purposes of removing a Trustee from office. MIP interestholders may remove a Trustee by the affirmative vote of a majority of MIP's outstanding voting securities. In addition, the Board of Trustees will call a meeting of interestholders for the purpose of electing Trustees if, at any time, less than a majority of the Trustees then holding office have been elected by interestholders. Investments in a Master Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

DIVIDENDS AND DISTRIBUTIONS

     The net investment income of a Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 1:00 p.m. (Pacific time) with respect to each Master Portfolio. Net investment income for a Saturday, Sunday or Holiday (as defined below) will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day with respect to each Master Portfolio. All of the net investment income of a Master Portfolio so determined is allocated pro rata among the investors in such Master Portfolio at the time of such determination.

     Dividends and capital gain distributions, if any, paid by a Master Portfolio will be reinvested in the investor's interest in such Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

     Based upon the anticipated classification of each Master Portfolio for federal income tax purposes, MIP believes that each Master Portfolio will qualify as a partnership for such purposes. MIP therefore believes that each Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in a Master Portfolio will be taxable on its distributive share of such Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in such Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in such Master Portfolio.

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 7.  PURCHASE OF INTERESTS.

     Beneficial interests in a Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933, as amended.

     Shares of each Master Portfolio are sold on a continuous basis at the net asset value per share next determined after an order in proper form is received by the Transfer Agent. Net asset value per share for each Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 4:00 p.m., Eastern Standard Time), on each day the New York Stock Exchange is open for business (a "Business Day"). Net asset value per share is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of shares of such Master Portfolio outstanding. Each Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing each Master Portfolio's investments, see Item 19, "Purchase, Redemption and Pricing of Securities" in Part B.

ITEM 8.  REDEMPTION OR REPURCHASE.

     An investor in MIP may withdraw all or any portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, MIP will redeem the shares at the next determined net asset value.

     Each Master Portfolio will make payment for all shares redeemed within three days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. Investments in a Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

     Not applicable.

                                    APPENDIX

PORTFOLIO SECURITIES.

     To the extent set forth in this offering document, each Master Portfolio may invest in the securities described below.

     U.S. GOVERNMENT OBLIGATIONS -- The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     SECURITIES OF NON-U.S. ISSUERS -- The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

     Obligations of Foreign Governments, Banks and Corporations -- Each Master
     ----------------------------------------------------------
Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Master Portfolio's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

     SHORT-TERM INSTRUMENTS AND TEMPORARY INVESTMENTS -- The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include:
(i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations -- Each Master Portfolio may invest in bank obligations,
     ----------------
including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Commercial Paper and Short-Term Corporate Debt InstrumentS -- Each Master
    ----------------------------------------------------------
Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Repurchase Agreements -- Each Master Portfolio may enter into repurchase
     ---------------------
agreements wherein the seller of a security to a Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. A Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. A Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolios may participate in pooled repurchase agreement transactions with other funds advised by BGFA. See "Additional Permitted Investment Activities" in the Part B for additional information.

     FLOATING- AND VARIABLE-RATE OBLIGATIONS -- The Master Portfolios may purchase debt instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating-and variable-rate instruments are subject to interest-rate risk and credit risk.

     ILLIQUID SECURITIES -- Each Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     INVESTMENT COMPANY SECURITIES -- Each Master Portfolio may invest in securities issued by open-end other investment companies which principally invest in securities of the type in which the Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's net assets in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolios may also purchase shares of exchange-listed closed-end funds.

     FUTURES CONTRACTS AND OPTIONS TRANSACTIONS -- Each Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities.

     A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

     Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

     Stock Index Futures and Options on Stock Index Futures -- The S&P 500 Stock
     ------------------------------------------------------
Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, each Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Interest-Rate Futures Contracts and Options on Interest-Rate Futures
     --------------------------------------------------------------------
Contracts -- The Bond Index Master Portfolio may invest in interest-rate futures
---------
contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio's portfolio securities which are the subject of the transaction.

     Interest-Rate and Index Swaps -- The Bond Index Master Portfolio may enter
     -----------------------------
into interest-rate and index swaps in pursuit of its investment objectives. Interest-rate swaps involve the exchange by the Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that a Master Portfolio contractually is entitled to receive.

     LOANS OF PORTFOLIO SECURITIES -- Each Master Portfolio may lend securities from their portfolios to brokers, dealers and financial institutions (but not individuals) in order to increase the return on such Master Portfolio's portfolio. The value of the loaned securities may not exceed one-third of a Master Portfolio's total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, a Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolios may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon the borrower or a placing broker. See "Additional Permitted Investment Activities" in the Part B for additional information.

     FORWARD COMMITMENTS, WHEN-ISSUED PURCHASES AND DELAYED-DELIVERY TRANSACTIONS -- Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     BORROWING MONEY -- As a fundamental policy, each Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, each Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Master Portfolio's total assets, the Master Portfolio will not make any new investments.

     RATINGS -- The ratings of Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, BGFA also will evaluate such obligations and the ability of their issuers to pay interest and principal. Each Master Portfolio will rely on BGFA's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, BGFA will take into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, the quality of the issuer's management and regulatory matters. It also is possible that a rating agency might not timely change the rating on a particular issue to reflect subsequent events. See Item 4, "Description of Registrant -- Risk Factors -- Fixed-Income Securities."

                          MASTER INVESTMENT PORTFOLIO

                         LIFEPATH 2000 MASTER PORTFOLIO
                         LIFEPATH 2010 MASTER PORTFOLIO
                         LIFEPATH 2020 MASTER PORTFOLIO
                         LIFEPATH 2030 MASTER PORTFOLIO
                         LIFEPATH 2040 MASTER PORTFOLIO

                                     PART A

                                 JUNE 30, 1997

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

GENERAL. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering five asset allocation portfolios (each, a "Master Portfolio" or "LifePath Master Portfolio"). Each LifePath Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of one LifePath Master Portfolio is not deemed to be an interestholder of any other LifePath Master Portfolio. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by Master Portfolio. MIP currently offers four other series pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

     Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold shares of beneficial interest of a Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVES. Each Master Portfolio seeks to provide long-term investors in a feeder fund with an asset allocation strategy designed to maximize assets for retirement or for other purposes consistent with the quantitatively measured risk such investors, on average, may be willing to accept given their investment time horizons. Specifically:

  . LIFEPATH 2000 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2000.

  . LIFEPATH 2010 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2010.

  . LIFEPATH 2020 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2020.

  . LIFEPATH 2030 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2030.

  . LIFEPATH 2040 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2040.

     Each LifePath Master Portfolio's investment objective cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. The differences in objectives and policies among the Master Portfolios determine the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

INTRODUCTION. The LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, and LifePath 2040 Master Portfolios follow an asset allocation strategy among three broad investment classes: equity and debt securities of issuers located throughout the world and cash in the form of money market instruments. Each LifePath Master Portfolio differs in the weighting assigned to each such investment class, with the later-dated LifePath Master Portfolio generally bearing more risk than the earlier-dated LifePath Master Portfolio, with the expectation of greater total return. Thus, the investment class weightings of the LifePath 2040 Master Portfolio initially might be 100%, 0% and 0% among equity securities, debt securities and cash, respectively, while the weightings of the LifePath 2000 Master Portfolio initially might be 25%, 50% and 25%, respectively. These weightings will change periodically. The difference in the investment class weightings is based on the statistically determined risk that investors, on average, may be willing to accept given their investment time horizons in an effort to maximize assets in anticipation of retirement or for other purposes. As each LifePath Master Portfolio approaches its designated time horizon, it generally is managed more conservatively, on the premise that individuals investing for retirement desire to reduce investment risk in their retirement accounts as they age.

     To manage the LifePath Master Portfolios, Barclays Global Fund Advisors ("BGFA") employs a proprietary investment model (the "Model"), that analyzes extensive financial and economic data, including risk, correlation and expected return statistics, to recommend the portfolio allocation among the investment classes described below. At its simplest, for each point in time, the Model recommends a portfolio allocation designed to maximize total return for each LifePath Master Portfolio based on each such LifePath Master Portfolio's evolving risk profile. As a result, while each LifePath Master Portfolio invests in substantially the same securities within an investment class, the amount of each LifePath Master Portfolio's aggregate assets invested in a particular investment class, and thus in particular securities, differs, but the relative percentage that a particular security comprises within an investment class ordinarily remains substantially the same. As of June 1, 1997, the asset allocations in the LifePath Master Portfolios were approximately as follows:

                                     LIFEPATH 2000       LIFEPATH 2010       LIFEPATH 2020       LIFEPATH 2030       LIFEPATH 2040
                                   MASTER PORTFOLIO    MASTER PORTFOLIO    MASTER PORTFOLIO    MASTER PORTFOLIO    MASTER PORTFOLIO
                                   -----------------   -----------------   -----------------   -----------------   -----------------

Equity Securities
 Domestic                                  14%                 35%                 49%                 58%                 69%

 International                              7%                 12%                 15%                 19%                 20%

Debt Securities                            79%                 52%                 35%                 22%                 10%

Cash                                        0%                  1%                  1%                  1%                  1%

     The relative weightings for each LifePath Master Portfolio of the various investment classes are expected to change over time, with the LifePath 2040 Master Portfolio adopting in the 2030s characteristics similar to the LifePath 2000 Master Portfolio today. BGFA may in the future refine the Model, or the financial and economic data analyzed by the Model, in ways that could result in changes to recommended allocations.

                              INVESTMENT POLICIES

     The LifePath Model contains both "strategic" and "tactical" components, with the strategic component weighted more heavily than the tactical component. The strategic component of the Model evaluates the risk that investors, on average, may be willing to accept given their investment time horizons. The strategic component thus determines the changing investment risk level of each LifePath Master Portfolio as time passes. The tactical component of the Model, on the other hand, addresses short-term market conditions. The tactical component thus adjusts the amount of investment risk taken by each LifePath Master Portfolio without regard to time horizon, but rather in consideration of the relative risk-adjusted short-term attractiveness of various asset classes.

     Through the strategic and tactical components the asset allocation strategy contemplates shifts, that may be frequent, among a wide range of U.S. and foreign investments and market sectors. Each LifePath Master Portfolio may invest up to approximately 20% of the value of its total assets in foreign securities that are not publicly traded in the United States. Rather than choosing specific securities, BGFA selects indices representing segments of the global equity and debt markets and invests to create market exposure to these market segments by purchasing representative samples of securities comprising the indices in an attempt to replicate their performance. From time to time, other indices may be selected in addition to, or as a substitute for, any of the indices listed herein and market exposure may be broadened. Investors will be notified of any such change.

     The Model has broad latitude to allocate the Master Portfolios' investments among equity securities, debt securities and money market instruments. The LifePath Master Portfolios are not managed as balanced portfolios and are not required to maintain a portion of their investments in each of the permitted investment categories at all times. Until a LifePath Master Portfolio attains an asset level of approximately $100 to $150 million, the Model will allocate assets across fewer of the investment categories identified below than it otherwise would. As a Master Portfolio approaches this minimum asset level, the Model will add investment categories from among those identified below, thereby approaching the desired investment mix over time. The portfolio of investments of each Master Portfolio is compared from time to time to the Model's recommended allocation. Recommended reallocations are implemented subject to BGFA's assessment of current economic conditions and investment opportunities. BGFA may change from time to time the criteria and methods it uses to implement the recommendations of the Model. Recommended reallocations are implemented in accordance with trading policies designed to take advantage of market opportunities and reduce transaction costs. The asset allocation mix selected by the Model is a primary determinant in the respective LifePath Master Portfolio's investment performance.

     BGFA manages other portfolios that also invest in accordance with the Model. The performance of each of those other portfolios is likely to vary among themselves and from the performance of each LifePath Master Portfolio. Such variation in performance is primarily due to different equilibrium asset mix assumptions used for the various portfolios, timing differences in the implementation of the Model's recommendations and differences in expenses and liquidity requirements. The overall management of each Master Portfolio is based on the recommendation of the Model, and no person is primarily responsible for recommending the mix of asset classes in each Master Portfolio or the mix of securities within the asset classes. Decisions relating to the Model are made by BGFA's investment committee.


EQUITY SECURITIES -- The LifePath Master Portfolios seek U.S. equity market exposure through investment in securities representative of the following indices of common stock:

  . The S&P/BARRA Value Stock Index (consisting of primarily large-capitalization U.S. stocks with lower-than- average price/book ratios).

  . The S&P/BARRA Growth Stock Index (consisting of primarily large-capitalization U.S. stocks with higher-than- average price/book ratios).

  . The Intermediate Capitalization Value Stock Index (consisting of primarily medium-capitalization U.S. stocks with lower-than-average price/book ratios).

  . The Intermediate Capitalization Growth Stock Index (consisting of primarily medium-capitalization U.S. stocks with higher-than-average price/book ratios).

  . The Intermediate Capitalization Utility Stock Index (consisting of primarily medium-capitalization U.S. utility stocks).

  . The Micro Capitalization Market Index (consisting of primarily small-capitalization U.S. stocks).

  . The Small Capitalization Value Stock Index (consisting of primarily small-capitalization U.S. stocks with lower-than-average price/book ratios).

  . The Small Capitalization Growth Stock Index (consisting of primarily small-capitalization U.S. stocks with higher-than-average price/book ratios).

     The LifePath Master Portfolios seek foreign equity market exposure through investment in foreign equity securities, American Depositary Receipts or European Depositary Receipts of issuers whose securities are representative of the following indices of foreign equity securities:

  . The Morgan Stanley Capital International (MSCI) Japan Index (consisting of primarily large-capitalization Japanese stocks).

  . The Morgan Stanley Capital International Europe, Australia, Far East Index (MSCI EAFE) Ex-Japan Index (consisting of primarily large-capitalization foreign stocks, excluding Japanese stocks).

     The LifePath Master Portfolios also may seek U.S. and foreign equity market exposure through investment in equity securities of U.S. and foreign issuers that are not included in the indices listed above.

DEBT SECURITIES -- The LifePath Master Portfolios seek U.S. debt market exposure through investment in securities representative of the following indices of U.S. debt securities:

  . The Lehman Brothers Long-Term Government Bond Index (consisting of all U.S. Government bonds with maturities of at least ten years).

  . The Lehman Brothers Intermediate-Term Government Bond Index (consisting of all U.S. Government bonds with maturities of less than ten years and greater than one year).

  . The Lehman Brothers Long-Term Corporate Bond Index (consisting of all U.S. investment grade corporate bonds with maturities of at least ten years).

  . The Lehman Brothers Intermediate-Term Corporate Bond Index (consisting of all U.S. investment-grade corporate bonds with maturities of less than ten years and greater than one year).

  . The Lehman Brothers Mortgage-Backed Securities Index (consisting of all fixed-coupon mortgage pass-throughs (issued by the Federal National Mortgage Association, Government National Mortgage Association and Federal Home Loan Mortgage Corporation with maturities greater than one year).

     The LifePath Master Portfolios seek foreign debt market exposure through investment in securities representative of the following index of foreign debt securities:

  . The Salomon Brothers Non-U.S. World Government Bond Index (consisting of foreign government bonds with maturities of greater than one year).

     Each U.S. and foreign debt security is expected to be part of an issuance with a minimum outstanding amount at the time of purchase of approximately $50 million and $100 million, respectively. Each security in which a LifePath Master Portfolio invests must be rated at least Baa by Moody's Investors Service, Inc. ("Moody's"), or BBB by Standard & Poor's Corporation ("S&P"), Fitch Investors Service, Inc. ("Fitch") or Duff

& Phelps, Inc. ("Duff") or, if unrated, deemed to be of comparable quality by BGFA. See "Risk Factors--Fixed- Income Securities" below, and "Appendix" in Part B.

MONEY MARKET INSTRUMENTS -- The money market instrument portion of each LifePath Master Portfolio's investment portfolio generally is invested in high-quality money market instruments, including U.S. Government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and repurchase agreements. See "Appendix" below for a more complete description of the money market instruments in which each Master Portfolio may invest.

CERTAIN FUNDAMENTAL POLICIES. Each Master Portfolio may (i) borrow money to the extent permitted under the 1940 Act; (ii) invest up to 5% of its total assets in the obligations of any single issuer, except that up to 25% of the value of the total assets of such Master Portfolio may be invested and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities may be purchased, without regard to any such limitation; and (iii) invest up to 25% of the value of its total assets in the securities of issuers in a particular industry or group of closely related industries, provided there is no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. This paragraph describes fundamental policies that cannot be changed as to a Master Portfolio without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. See Item 13, "Investment Objectives and Policies--Investment Restrictions," in Part B.

CERTAIN ADDITIONAL NON-FUNDAMENTAL POLICIES. Each Master Portfolio may (i) purchase securities of companies having less than three years' continuous operation (including operations of any predecessors) if such purchase does not cause the value of its investments in all such companies to exceed 5% of the value of its total assets; (ii) pledge, hypothecate, mortgage or otherwise encumber its assets, but only to secure permitted borrowings; and (iii) invest up to 15% of the value of its net assets in repurchase agreements providing for settlement in more than seven days after notice and in other illiquid securities.

RISK CONSIDERATIONS.

GENERAL -- The net asset value per interest of each LifePath Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

EQUITY SECURITIES -- The stock investments of the LifePath Master Portfolios are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Throughout the first six months of 1997, the stock market, as measured by the S&P 500 Index and other commonly used indices, was trading at or close to record levels. There can be no guarantee that these performance levels will continue.

DEBT SECURITIES -- The debt instruments in which the LifePath Master Portfolios invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolios invest may default on the payment of principal and/or interest. Interest-rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolios invest. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolios' portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolios' daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

FOREIGN SECURITIES -- The LifePath Master Portfolios may invest in debt obligations and equity securities of foreign issuers and may invest in American Depositary Receipts ("ADRs") and European Depositary Receipts

("EDRs") of such issuers. Investing in the securities of issuers in any foreign country, ADRs and EDRs, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Master Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

OTHER INVESTMENT CONSIDERATIONS -- Because the Master Portfolios may shift investment allocations significantly from time to time, their performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a high percentage of a Master Portfolio's assets are invested in long-term bonds, the Master Portfolio's exposure to interest-rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

     Each LifePath Master Portfolio also may lend its portfolio securities and enter into futures transactions, each of which involves risk. The futures contracts and options on futures contracts that each Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Each Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

     Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a LifePath Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales are allocated equitably to each by BGFA. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a LifePath Master Portfolio or the price paid or received by such LifePath Master Portfolio.

     Under normal market conditions, the portfolio turnover rate for each LifePath Master Portfolio is not expected to exceed 100%. A portfolio turnover rate of 100% would occur, for example, if all of a LifePath Master Portfolio's securities were replaced within one year. Higher portfolio turnover rates are likely to result in comparatively greater brokerage commissions. In addition, short-term gains realized from portfolio transactions are taxable to interestholders as ordinary income. Portfolio turnover is not a limiting factor for the investment adviser in making investment decisions.

ITEM 5.  MANAGEMENT OF THE MASTER PORTFOLIOS.

INVESTMENT ADVISER -- BGFA serves as investment adviser to each LifePath Master Portfolio. BGFA is an indirect subsidiary of Barclays Bank PLC ("Barclays") and is located at 45 Fremont Street, San Francisco, CA 94105. As of April 30, 1997, BGFA and its affiliates provided investment advisory services for approximately $429 billion of assets under management.

     BGFA provides each LifePath Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of each LifePath Master Portfolio.

     BGFA is entitled to receive monthly fees at the annual rate of 0.55% of the average daily net assets of each LifePath Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance. For the year ended February 28, 1997, BGFA received amounts equal to 0.55% of the average daily net assets of each of the LifePath Master Portfolios as compensation for its advisory services.

     In connection with payments made by BGFA in certain business transactions, MIP's Board of Trustees adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Master Portfolios currently do not pay any amounts pursuant to the Plan. See "Item 16. Distribution Plan" in Part B.

     Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for a Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

     BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

     Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

CO-ADMINISTRATORS -- Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses", Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. Prior to October 21, 1996, Stephens was the Master Portfolios' sole administrator and received fees for its services us described in the Part B.

     BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

PLACEMENT AGENT -- Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

CUSTODIAN -- IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, BGI acted as the Master Portfolios' custodian. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105. BGI did not receive compensation for its custodial services.

TRANSFER AGENT -- Wells Fargo Bank is each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). The principle business address of Wells Fargo Bank is 525 Market Street, San Francisco, California 94105.

EXPENSES -- Except for extraordinary expenses, brokerage and other expenses connected to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 6.  CAPITAL STOCK AND OTHER INTERESTS.

     MIP is organized as a trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

     To date, the Board of Trustees has authorized the creation of fourteen separate series. All consideration received by MIP for interests of one of the series and all assets in which such consideration is invested belong to that series (subject only to the rights of creditors of MIP) and is subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. MIP has the ability to create, from time to time, new series without interestholder approval.

     INTERESTS IN A MASTER PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. INVESTMENT IN A MASTER PORTFOLIO INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE SHARE PRICE AND INVESTMENT RETURN OF EACH MASTER PORTFOLIO IS EXPECTED TO FLUCTUATE AND INVESTMENTS IN THE MASTER PORTFOLIOS ARE NOT GUARANTEED.

     Unless otherwise required by the 1940 Act, ordinarily it is not necessary for MIP to hold annual meetings of interestholders. As a result, interestholders may not consider each year the election of Trustees or the appointment of auditors. However, the holders of at least 10% of the shares outstanding and entitled to vote may require MIP to hold a special meeting of interestholders for purposes of removing a Trustee from office. MIP interestholders may remove a Trustee by the affirmative vote of a majority of MIP's outstanding voting securities. In addition, the Board of Trustees will call a meeting of interestholders for the purpose of electing Trustees if, at any time, less than a majority of the Trustees then holding office have been elected by interestholders. Investments in a Master Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

     Each Master Portfolio of MIP will be considered a non-publicly traded partnership for federal income tax purposes, and as such, it will not be subject to federal income tax. However, each investor in a Master Portfolio is taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's taxable income in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is expected that each Master Portfolio is managed so that each investment company that invests all of its assets in a Master Portfolio qualifies as a "regulated investment company" under the Code.

     As of May 30, 1997, the following funds of MasterWorks Funds Inc. ("MasterWorks") and Stagecoach Trust ("Stagecoach") held the following percentages of the outstanding voting securities of the indicated LifePath Master Portfolio and, as such, could be considered controlling persons for purposes of the 1940 Act of the corresponding Master Portfolio:


                                                                            % OUTSTANDING
LIFEPATH MASTER PORTFOLIO                         FUND                      SECURITIES HELD
-------------------------                         -----                     ---------------
LifePath 2000 Master Portfolio             MasterWorks LifePath 2000                36%

                                           Stagecoach LifePath 2000                 64%



LifePath 2010 Master Portfolio             MasterWorks LifePath 2010                51%

                                           Stagecoach LifePath 2010                 49%



LifePath 2020 Master Portfolio             MasterWorks LifePath 2020                43%

                                           Stagecoach LifePath 2020                 57%



LifePath 2030 Master Portfolio             MasterWorks LifePath 2030                37%

                                           Stagecoach LifePath 2030                 63%



LifePath 2040 Master Portfolio             MasterWorks LifePath 2040                27%

                                           Stagecoach LifePath 2040                 73%

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control such Master Portfolio.

ITEM 7.  PURCHASE OF INTERESTS.

     Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Shares of each Master Portfolio are sold on a continuous basis at the net asset value per share next determined after an order in proper form is received by the Transfer Agent. Net asset value per share for each LifePath Master Portfolio is determined as of the close of trading on the New York Stock Exchange ("NYSE") (currently 4:00 p.m., Eastern Standard Time) on each day the NYSE is open for business (a "Business Day"). Net asset value per share is computed by dividing the value of a Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of shares of such Master Portfolio outstanding. A Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by the investment adviser or sub-adviser pursuant to guidelines approved by MIP's Board of Trustees. For further information regarding the methods employed in valuing each Master Portfolio's investments, see Item 19, "Purchase, Redemption and Pricing of Securities" in Part B.

ITEM 8.  REDEMPTION OR REPURCHASE.

     An investor in MIP may withdraw all or any portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, MIP redeems the shares at the next determined net asset value.

     Each Master Portfolio makes payment for all shares redeemed within five days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. Investments in a Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

     Not applicable.

                                    APPENDIX

PORTFOLIO SECURITIES.

     To the extent set forth in this offering document, each Master Portfolio may invest in the securities described below.

     U.S. GOVERNMENT OBLIGATIONS -- The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     SECURITIES OF NON-U.S. ISSUERS -- The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

     Obligations of Foreign Governments, Supranational Entities and Banks --
     --------------------------------------------------------------------
Each Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Fund's assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

     Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

     Foreign Equity Securities and Depositary Receipts -- Each Master
     -------------------------------------------------
Portfolio's assets may be invested in the securities of foreign issuers and American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") of such issuers.

     ADRs and EDRs may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U. S. securities markets and EDRs and CDRs in bearer form are designed for use in Europe. Each Master Portfolio may invest in ADRs, EDRs and CDRs through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.


     SHORT-TERM INSTRUMENTS AND TEMPORARY INVESTMENTS -- The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include:
(i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations -- Each Master Portfolio may invest in bank obligations,
     -----------------
including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Commercial Paper and Short-Term Corporate Debt Instruments -- Each Master
     ----------------------------------------------------------
Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master

Portfolio. The investment adviser and/or sub-adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Repurchase Agreements -- Each Master Portfolio may enter into repurchase
     ----------------------
agreements wherein the seller of a security to a Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. A Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. A Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolios may participate in pooled repurchase agreement transactions with other funds advised by BGFA. See "Additional Permitted Investment Activities" in the Part B for additional information.

     FLOATING- AND VARIABLE-RATE OBLIGATIONS -- The Master Portfolios may purchase debt instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

     MORTGAGE-RELATED SECURITIES -- Each Master Portfolio may invest in mortgage-related securities ("MBSs"), which are securities representing interests in a pool of loans secured by mortgages. The resulting cash flow from these mortgages is used to pay principal and interest on the securities. MBSs are assembled for sale to investors by various government-sponsored enterprises such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") or are guaranteed by such government agencies as the Government National Mortgage Association ("GNMA"). Regardless of the type of guarantee, all MBSs are subject to interest rate risk (i.e., exposure to loss due to changes in interest rates).

     GNMA MBSs include GNMA Mortgage Pass-Through Certificates ("Ginnie Maes") which are guaranteed as to the full and timely payment of principal and interest by GNMA and such guarantee is backed by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. GNMA is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development and, as such, GNMA obligations are obligations of the United States and are backed by the full faith and credit of the federal government. In contrast, MBSs issued by FNMA include FNMA Guaranteed Mortgage Pass-Through Certificates ("Fannie Maes") which are solely the obligations of FNMA and are neither backed by nor entitled to the full faith and credit of the federal government. FNMA is a government- sponsored enterprise which is a private corporation whose stock trades on the NYSE. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA. MBSs issued by FHLMC include FHLMC Mortgage Participation Certificates ("Freddie Macs" or "PCs"). FHLMC is a government-sponsored enterprise whose MBSs are solely the obligations of FHLMC. Therefore, Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. FHLMC guarantees timely payment of interest, but only the ultimate payment of principal under the obligations it issues. FHLMC may, under certain circumstances, remit the guaranteed payment of principal at any time after default on an underlying mortgage, but in no event later than one year after the guarantee becomes payable.

     CONVERTIBLE SECURITIES -- Each Master Portfolio may purchase fixed-income convertible securities, such as bonds or preferred stock, which may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but usually are subordinated to non-convertible debt securities. While providing a fixed-income stream (generally higher in yield than the income from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.

     In general, the market value of a convertible security is the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., the value of the underlying shares of common stock if the security is converted). As a fixed-income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security's underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

     ILLIQUID SECURITIES -- Each Master Portfolio may invest up to 15% of the value of its total net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as certain securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement in more than seven days after notice.

     INVESTMENT COMPANY SECURITIES -- Each Master Portfolio may invest in securities issued by open-end other management investment companies which principally invest in securities of the type in which such Master Portfolio invests. Under the 1940 Act, a Master Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's total net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's total net assets in the aggregate. Investments in the securities of other investment companies involve duplication of advisory fees and certain other expenses. A Master Portfolio may also purchase shares of exchange listed closed-end funds.

     FUTURES CONTRACTS AND OPTIONS TRANSACTIONS -- Each LifePath Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities.

     A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

     Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash margin payments.

     Stock Index Futures and Options on Stock Index Futures -- Each LifePath
     ------------------------------------------------------
Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, each Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when a Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Interest-Rate Futures Contracts and Options on Interest-Rate Futures
     --------------------------------------------------------------------
Contracts -- Each LifePath Master Portfolio may invest in interest-rate futures
---------
contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolios' portfolio securities which are the subject of the transaction.

     Interest-Rate and Index Swaps -- Each LifePath Master Portfolio may enter
     -----------------------------
into interest-rate and index swaps in pursuit of their investment objectives. Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by a Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by a Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Master Portfolio may not receive net amount of payments that a Master Portfolio contractually is entitled to receive.

     Foreign Currency and Futures Transactions -- Foreign currency transactions
     -----------------------------------------
may occur on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market or on a forward basis. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a set price on a future date which must be more than two days from the date of the contract. The forward foreign currency market offers less protection against default than is available when trading currencies on an exchange, since a forward currency contract is not guaranteed by an exchange or clearinghouse. Therefore, a default on a forward currency contract would deprive a LifePath Master Portfolio of unrealized profits or force such Master Portfolio to cover its commitments for purchase or resale, if any, at the current market price.

     Each LifePath Master Portfolio may combine forward currency exchange contracts with investments in securities denominated in other currencies.

     Each LifePath Master Portfolio also may maintain short positions in forward currency exchange transactions, which would involve the Master Portfolio agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency such Master Portfolio contracted to receive in the exchange.

     Unlike trading on domestic futures exchanges, trading on foreign futures exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and generally is subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. BGFA, however, considers on an ongoing basis the creditworthiness of such counterparties. In addition, any profits that a LifePath Master Portfolio might realize in trading could be eliminated by adverse changes in the exchange rate; adverse exchange rate changes also could cause a Master Portfolio to incur losses. Transactions on foreign exchanges may include both futures contracts which are traded on domestic exchanges and those which are not. Such transactions may also be subject to withholding and other taxes imposed by foreign governments.

     LOANS OF PORTFOLIO SECURITIES -- Each Master Portfolio may lend securities from their portfolios to brokers, dealers and financial institutions (but not individuals) in order to increase the return on such Master Portfolio's portfolio. The value of the loaned securities may not exceed one-third of a Master Portfolio's total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, a Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolios may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon the borrower or a placing broker. See "Additional Permitted Investment Activities" in the Part B for additional information.

     FORWARD COMMITMENT WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS -- Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     BORROWING MONEY -- As a fundamental policy, each Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, each Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, in an amount up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Master Portfolio's total assets, such Master Portfolio will not make any investments.

     RATINGS -- The ratings of Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, BGFA also evaluates such obligations and the ability of their issuers to pay interest and principal. Each Master Portfolio relies on BGFA's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, BGFA takes into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, the quality of the issuer's management and regulatory matters. It also is possible that a rating agency might not timely change the rating on a particular issue to reflect subsequent events. See Item 4, "General Description of Registrant -- Risk Considerations -- Fixed-Income Securities."

                          MASTER INVESTMENT PORTFOLIO
                          ALLOCATION MASTER PORTFOLIOS

                       ASSET ALLOCATION MASTER PORTFOLIO
                   U.S. TREASURY ALLOCATION MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION
                                 JUNE 30, 1997

ITEM 10.  COVER PAGE.

  Master Investment Portfolio ("MIP") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated June 30, 1997. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Stephens Inc. ("Stephens"), MIP's co-sponsor, administrator and placement agent, at 111 Center Street, Little Rock, Arkansas 72201, or by calling Stephens at (800) 643-9691. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11.  TABLE OF CONTENTS.

                                                          PAGE
                                                          ----
General Information and History..........................   2
Investment Objectives and Policies.......................   2
Management of MIP........................................   7
Control Persons and Principal Holders of Securities......  10
Investment Advisory and Other Services...................  10
Brokerage Allocation and Other Practices.................  12
Capital Stock and Other Securities.......................  13
Purchase, Redemption and Pricing of Securities...........  14
Tax Status...............................................  15
Underwriters.............................................  16
Calculations of Performance Data.........................  16
Financial Information....................................  16
Appendix................................................. A-1
Financial Statements..................................... F-1

ITEM 12.  GENERAL INFORMATION AND HISTORY.

  Not applicable.

Investment Objectives. Master Investment Portfolio ("MIP") is an open-end, management investment company. By this offering document, MIP is offering two diversified portfolios - the Asset Allocation Master Portfolio and U.S. Treasury Allocation Master Portfolio (each, a "Master Portfolio" and together, the "Master Portfolios").

  Each Master Portfolio's investment objective is set forth in Item 4, "General Description of Registrant -- Investment Objective," of Part A. There can be no assurance that the investment objectives of each Master Portfolio will be achieved. Each Master Portfolio's investment objective is fundamental, and therefore cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Master Portfolio's outstanding voting interests.

  Barclays Global Fund Advisors ("BGFA") serves as investment adviser to each Master Portfolio. Prior to January 1, 1996, Wells Fargo Bank, N.A. ("Wells Fargo Bank") served as each Master Portfolio's investment adviser and Wells Fargo Nikko Investment Advisors ("WFNIA") served as each Master Portfolio's sub-investment adviser. BGFA was created by the reorganization of WFNIA with and into an affiliate of Wells Fargo Institutional Trust Company ("WFITC). BGFA is now a subsidiary of WFITC which, effective January 1, 1996, changed its name to Barclays Global Investors, N.A. ("BGI"). Stephens Inc. ("Stephens") serves as placement agent of each Master Portfolio's interests.

PORTFOLIO SECURITIES.

  Bank Obligations. Domestic commercial banks organized under Federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by each Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to Federal examination and to a substantial body of Federal law and regulation. As a result of Federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by each Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulation designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

  Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

  Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by Federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

  In addition, Federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to: (1) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of Federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

  In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

  Each Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, which are members of the FDIC, provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

MANAGEMENT POLICIES.

  Repurchase Agreements. Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. Wells Fargo Bank monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the Investment Company Act of 1940 (the "1940 Act").

  Floating- and Variable-Rate Obligations. Each Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if Wells Fargo Bank determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. Wells Fargo Bank, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

  Futures Contracts and Options on Futures Contracts. The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the relevant Master Portfolio.

  Future Developments. Each Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by such Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

  Loans of Portfolio Securities. Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, each Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolios do not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, such Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolios will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by a Master Portfolio are subject to termination at such Master Portfolio's or the borrower's option. Each Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolios, BGFA, Wells Fargo Bank or Stephens.

  Investment Restrictions.   Each Master Portfolio has adopted investment
restrictions numbered 1 through 10 as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. Investment restrictions numbered 11 through 17 are not fundamental policies and may be changed by vote of a majority of the Trustees of MIP at any time. The Master Portfolios may not:

  1. Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

  2. Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

  3. Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

  4. Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

  5. Borrow money, except to the extent permitted under the 1940 Act, provided that each Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

  6. Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and MIP's Board of Trustees.

  7. Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

  8. Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries, except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the stock portion of the Asset Allocation Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (provided that, with respect to the stock and money market portions of the Asset Allocation Master Portfolio, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); and (iii) in the case of the money market portion of the Asset Allocation Master Portfolio, its money market instruments may be concentrated in the banking industry (but it will not do so unless the SEC staff confirms that it does not object to the Master Portfolio reserving freedom of action to concentrate investments in the banking industry).

  9. Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3, 5, 12 and 13 may be deemed to give rise to a senior security.

  10. Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

  11. Invest in the securities of a company for the purpose of exercising management or control, but each Master Portfolio will vote the securities it owns in its portfolio as a shareholder in accordance with its views.

  12. Pledge, mortgage or hypothecate its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the purchase of securities on a when-issued or forward commitment basis and the deposit of assets in escrow in connection with writing covered put and call options and collateral and initial or variation margin arrangements with respect to options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

  13. Purchase, sell or write puts, calls or combinations thereof, except as may be described in the Master Portfolio's offering documents.

  14. Purchase securities of any company having less than three years' continuous operations (including operations of any predecessors) unless the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing, if such purchase would cause the value of its investments in all such companies to exceed 5% of the value of its total assets.

  15. Enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid, if, in the aggregate, more than 15% of the value of its net assets would be so invested.

  16. Purchase securities of other investment companies, except to the extent permitted under the 1940 Act.

  17. Purchase or retain securities of any issuer if the officers or Directors of the Company, the Trusts or the investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities.

  If a percentage restriction is adhered to at the time of investment, a later change in percentage resulting from a change in values or assets, except with respect to compliance with Investment Restriction No. 5, will not constitute a violation of such restriction.

ITEM 14.  MANAGEMENT OF MIP.

  The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                                              PRINCIPAL OCCUPATIONS
NAME, ADDRESS AND AGE                 POSITION                                 DURING PAST 5 YEARS
---------------------                 --------                                 -------------------
Jack S. Euphrat, 75                   Trustee                                 Private Investor.
415 Walsh Road
Atherton, CA 94027.

*R. Greg Feltus, 46                   Trustee,                                Executive Vice President of
                                      Chairman and President                  Stephens; Manager of Financial Services Group;
                                                                              President of Stephens Insurance Services Inc.;
                                                                              Senior Vice President of Stephens Sports
                                                                              Management Inc.; and President of Investors
                                                                              Brokerage Insurance Inc.

Thomas S. Goho, 55                    Trustee                                 Associate Professor of Finance, Calloway School
P.O. Box 7285                                                                 of Business and Accounting, Wake Forest
Reynolda Station                                                              University, since 1982.
Winston-Salem, NC 27104



*Zoe Ann Hines, 48                    Trustee                                 Senior Vice President of Stephens and Director of
                                                                              Brokerage Accounting; Secretary of Stephens
                                                                              Resource Management; and Senior Vice President of
                                                                              Link Investments Inc.

*W. Rodney Hughes, 70                 Trustee                                 Private Investor.
 31 Dellwood Court
 San Rafael, CA 94901

 Robert M. Joses, 79                  Trustee                                 Private Investor.
 47 Dowitcher Way
 San Rafael, CA 94901

*J. Tucker Morse, 52                  Trustee                                 Chairman of Home Account Network, Inc.; Real
 4 Beaufain Street                                                            Estate Developer; Chairman of Renaissance
 Charleston, SC 29401                                                         Properties Ltd; President of Morse Investment
                                                                              Corporation; and Co-Managing Partner of Main
                                                                              Street Ventures.

 Richard H. Blank, Jr., 40            Chief Operating Officer,                Associate of Financial Services Group of
                                      Secretary and Treasurer                 Stephens; Director of Stephens Sports Management
                                                                              Inc.; and Director of Capo Inc.

                                                TOTAL COMPENSATION
                       AGGREGATE COMPENSATION     FROM REGISTRANT
 NAME AND POSITION        FROM REGISTRANT        AND FUND COMPLEX
 -----------------        ---------------        ----------------

Jack S. Euphrat               $0                      $9,250
       Trustee

*R. Greg Feltus                0                         0
       Trustee

Thomas S. Goho                 0                       9,250
       Trustee

*Zoe Ann Hines                 0                         0
       Trustee

*W. Rodney Hughes              0                       8,250
       Trustee

Robert M. Joses                0                       9,250
       Trustee

*J. Tucker Morse               0                       8,250
       Trustee


  Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP, MasterWorks Funds Inc. and Managed Series Investment Trust are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act (the "BGFA Fund Complex"). Stagecoach Funds, Inc., Overland Express Funds, Inc., Stagecoach Trust, Life & Annuity Trust and Master Investment Trust together form a separate fund complex (the "Wells Fargo Fund Complex"). Each of the Trustees and the principal officer of MIP serves in the identical capacity as directors/trustees and/or officer of each registered open-end management investment company in both the BGFA and Wells Fargo Fund Complexes, except for Zoe Ann Hines who, after September 6, 1996, only serves the aforementioned members of the BGFA Fund Complex. The Trustees are compensated by other Companies and Trusts within the fund complexes for their services as Directors/Trustees to such Companies and Trusts. Currently the Trustees do not receive any retirement benefits or deferred compensation from MIP or any other member of each fund complex.

  As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding shares of MIP.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

  As of May 30, 1997, the Asset Allocation Fund and U.S. Treasury Allocation Fund of MasterWorks Funds Inc., 111 Center Street, Little Rock, Arkansas 72201, owned approximately 99% of the outstanding voting securities of the Asset Allocation Master Portfolio and approximately 99% of the outstanding voting securities of the U.S. Treasury Allocation Master Portfolio, respectively, and each Fund may be presumed to control its corresponding Master Portfolio for purposes of the 1940 Act.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

  The following information supplements and should be read in conjunction with
Item 5 in Part A.

  Investment Adviser. BGFA provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") dated January 1, 1996 with MIP. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the applicable BGFA Advisory Contract is terminable without penalty on 60 days' written notice by either party. The BGFA Advisory Contracts terminate automatically in the event of assignment (as defined in the 1940 Act).

  Prior to January 1, 1996, Wells Fargo Bank provided investment advisory services to each Master Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement") dated February 25, 1994 with MIP. The terms of the Advisory Agreement were identical in all material respects, other than the identity of the parties, to each BGFA Advisory Contract.

  Advisory Fees Paid. For the period beginning May 26, 1994 (commencement of operations) and ended February 28, 1995 and the period beginning March 1, 1995 and ended December 31, 1995, the Master Portfolios paid to Wells Fargo Bank the following advisory fees, without waiver. For the period beginning January 1, 1996 and ended February 29, 1996, and for the year ended February 28, 1997, the Master Portfolios paid to BGFA the following advisory fees, without waivers.


                                                                    FISCAL
                               5/26/94-     3/1/95-    1/1/96     YEAR ENDED
                               2/28/95     12/31/95    2/29/96     2/28/97
                              FEES PAID   FEES PAID   FEES PAID   FEES PAID
                              ---------   ---------   ---------   ---------
Asset Allocation Master       $666,053   $997,003    $225,669   $1,531,951
     Portfolio
U.S. Treasury Allocation      $128,994   $152,657    $ 25,863   $  148,606
     Master Portfolio

  Sub-Investment Adviser. The Master Portfolios do not currently engage a sub-adviser. However, prior to January 1, 1996, WFNIA provided sub-investment advisory services to each Master Portfolio pursuant to a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") dated February 28, 1994 with Wells Fargo Bank and MIP.

  Sub-Advisory Fees Paid. For the period beginning May 26, 1994 (commencement of operations) and ended February 28, 1995, and the period beginning March 1, 1995 and ended December 31, 1995, Wells Fargo Bank paid the following sub-advisory fees to WFNIA for services provided on behalf of each Master Portfolio, without waivers:

                                                5/26/94-    3/1/95-
                                                2/28/95    12/31/95
                                               FEES PAID   FEES PAID
                                               ---------   ---------
Asset Allocation Master Portfolio              $375,907   $567,009
U.S. Treasury Allocation Master Portfolio      $ 64,439   $ 75,895

  Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses", Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

  Prior to October 21, 1996, Stephens alone provided administration services to MIP pursuant to an Administration Agreement dated February 25, 1994 (the "Administration Agreement"). Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

  Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

  Custodian. IBT currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, Barclays Global Investors, N.A. ("BGI") acted as the Master Portfolios' custodian. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105. BGI did not receive compensation for its custodial services.

  Transfer and Dividend Disbursing Agent. Wells Fargo Bank is each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). The principle business address of Wells Fargo Bank is 525 Market Street, San Francisco, California 94105. Wells Fargo Bank is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

  Distribution Plan. MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan was intended as a precaution designed to address the possibility that certain ongoing payments by Barclays to Wells Fargo Bank in connection with the sale of WFNIA may be characterized as indirect payments by each Master Portfolio to finance activities primarily intended to result in the sale of interests in such Master Portfolio. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

  Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

  General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to shareholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Prior to January 1, 1996, WFNIA exercised general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities and the brokerage allocation practices described herein are applicable to WFNIA and the Master Portfolios prior to January 1, 1996.

  Asset Allocation Master Portfolio. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

  U.S. Treasury Allocation Master Portfolio. Purchases and sales of portfolio securities for the U.S. Treasury Allocation Master Portfolio usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the U.S. Treasury Allocation Master Portfolio for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

  Brokerage Commissions. For the period from commencement of operations until February 28, 1995 and for the years ended February 29, 1996 and February 28, 1997, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

MASTER PORTFOLIO                                1995      1996     1997
----------------                                ----      ----     ----
Asset Allocation Master Portfolio              $14,321   $9,782   $28,606
U.S. Treasury Allocation Master Portfolio      $     0   $    0   $     0

  Securities of Regular Broker/Dealers. On February 28, 1997, the Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

MASTER PORTFOLIO                             REGULAR BROKER/DEALER     AMOUNT
----------------                             ---------------------     ------
Asset Allocation  Master Portfolio           Goldman Sachs & Co.     $26,000,000
U.S. Treasury Allocation Master Portfolio    Goldman Sachs & Co.     $   760,000

ITEM 18.  CAPITAL STOCK  AND OTHER SECURITIES.

  Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in such Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

  Each investor is entitled to vote, with respect to matters affecting each of MIP's series, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

  Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

  The following information supplements and should be read in conjunction with Items 7 and 8 in Part A.

  Purchase of Securities. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

  Payment for shares of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

PRICING OF SECURITIES.

  Asset Allocation Master Portfolio. The securities of the Asset Allocation Master Portfolio, including covered call options written by the Master Portfolio, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA pursuant to guidelines approved by MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and taken into account for the purpose of determining the net asset value of the Master Portfolio's shares.

  Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually are valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually will be valued initially at cost. Any subsequent adjustments from cost are made in accordance with guidelines approved by MIP's Board of Trustees.

  U.S. Treasury Allocation Master Portfolio. The investments of the U.S. Treasury Allocation Master Portfolio are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP's Board of Trustees. The Services may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. Each Service's procedures are reviewed by MIP's officers in accordance with guidelines approved by MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of the Master Portfolio's shares.

  New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 20.  TAX STATUS.

  MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

  MIP's taxable year-end is the last day of December. Although MIP will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

  Each Master Portfolio's assets, income and distributions will be managed in such a way that an investor in such Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Master Portfolio.

ITEM 21.  UNDERWRITERS.

  The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

  Not applicable.

ITEM 23.  FINANCIAL INFORMATION.

  KPMG Peat Marwick LLP provides audit services, tax return preparation and assistance and consultation in connection with the review of certain SEC filings. KPMG Peat Marwick LLP's address is Three Embarcadero Center, San Francisco, California 94111. For the fiscal year ended February 28, 1995, MIP's financial statements were audited by other independent auditors. Such auditors expressed an unqualified opinion on the financial statements of MIP.

  The portfolio of investments, audited financial statements and independent auditors report for the Master Portfolios for the fiscal year ended February 28, 1997 are hereby incorporated by reference to the MasterWorks Funds Inc. (SEC File Nos. 33-54126; 811-7322) Annual Report, as filed with the SEC on May 2, 1997. The portfolio of investments, audited financial statements and independent auditors report for the Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                   APPENDIX

  Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

BOND RATINGS

"AAA"

  Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

  Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

  Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

  Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

  S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

COMMERCIAL PAPER RATING

  The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

MOODY'S

BOND RATINGS

"Aaa"

  Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

  Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

  Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

  Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

  Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

COMMERCIAL PAPER RATING

  The rating Prime-1 ("P-1") is the highest commercial paper rating assigned by Moody's. Issuers of P-1 paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

  Issuers (or relating supporting institutions) rated Prime-2 ("P-2") have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

FITCH

BOND RATINGS

  The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

  Bonds rated AAA are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

  Bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated F-1+.

"A"

  Bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

  Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

  Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

SHORT-TERM RATINGS

  Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

  Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

  Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

  Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

  Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

DUFF

BOND RATINGS

"AAA"

  Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

  Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

  Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

  Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

  Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position of a credit within the rating category.

COMMERCIAL PAPER RATING

  The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

BOND AND LONG-TERM RATINGS

  Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

COMMERCIAL PAPER AND SHORT-TERM RATINGS

  The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

INTERNATIONAL AND U.S. BANK RATINGS

  An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                          MASTER INVESTMENT PORTFOLIO
                            INDEX MASTER PORTFOLIOS

                        S&P 500 INDEX MASTER PORTFOLIO
                          BOND INDEX MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION
                                 JUNE 30, 1997

ITEM 10.  COVER PAGE.

          Master Investment Portfolio ("MIP") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated June 30, 1997. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Stephens Inc. ("Stephens"), MIP's sponsor, co-administrator and placement agent, at 111 Center Street, Little Rock, Arkansas 72201, or by calling Stephens at (800) 643-9691. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11.  TABLE OF CONTENTS

                                                       PAGE
                                                       ----
General Information and History........................   1
Investment Objectives and Policies.....................   1
Management of MIP......................................   7
Control Persons and Principal Holders
 of Securities.........................................  10
Investment Advisory and Other Services.................  10
Brokerage Allocation and Other Practices...............  12
Capital Stock and Other Securities.....................  13
Purchase, Redemption and Pricing of
 Securities............................................  14
Tax Status.............................................  15
Underwriters...........................................  16
Calculations of Performance Data.......................  16
Financial Information..................................  16
Appendix............................................... A-1
Financial Statements................................... F-1

ITEM 12.  GENERAL INFORMATION AND HISTORY.

          Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

          The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. By this offering document, MIP is offering two diversified portfolios, the Bond Index Master Portfolio and S&P 500 Index Master Portfolio (each, a "Master Portfolio" and together, the "Master Portfolios"). Organizations and other entities that hold shares of beneficial interest of a Master Portfolio may be referred to herein as "feeder funds."

          Each Master Portfolio's investment objective is set forth in Item 4, "General Description of Registrant -- Investment Objective," of Part A. There can be no assurance that the investment objectives of each Master Portfolios will be achieved. Each Master Portfolios' investment objective is fundamental and therefore, cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Master Portfolios' outstanding voting interests.

          Barclays Global Fund Advisors ("BGFA") serves as investment adviser to each Master Portfolio. Prior to January 1, 1996, Wells Fargo Bank, N.A. ("Wells Fargo Bank") served as each Master Portfolio's investment adviser and Wells Fargo Nikko Investment Advisors ("WFNIA") served as each Master Portfolio's sub-investment adviser. BGFA was created by the reorganization of WFNIA with and into an affiliate of Wells Fargo Institutional Trust Company ("WFITC"). BGFA is now a subsidiary of WFITC which, effective January 1, 1996, changed its name to Barclays Global Investors, N.A. ("BGI"). Stephens Inc. ("Stephens") serves as placement agent of each Master Portfolio's interests.

PORTFOLIO SECURITIES.

          Bank Obligations. Domestic commercial banks organized under Federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by each Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to Federal examination and to a substantial body of Federal law and regulation. As a result of Federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by each Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulation designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

          Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

          Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by Federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

          In addition, Federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to: (1) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of Federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

          In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

          Each Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, which are members of the FDIC, provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

MANAGEMENT POLICIES.

          Repurchase Agreements. Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. Wells Fargo Bank monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the Investment Company Act of 1940 (the "1940 Act").

          Floating- and Variable-Rate Obligations. Each Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if Wells Fargo Bank determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. Wells Fargo Bank, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

          Futures Contracts and Options on Futures Contracts. Each Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the relevant Master Portfolio.

          Future Developments. Each Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by such Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, each Master Portfolio will provide appropriate disclosure in its prospectus.

          Loans of Portfolio Securities. Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, each Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolios do not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, such Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolios will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by a Master Portfolio are subject to termination at such Master Portfolio's or the borrower's option. Each Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolios, BGFA, Wells Fargo Bank or Stephens.

          Investment Restrictions. Each Master Portfolio has adopted investment restrictions numbered 1 through 10 as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolios' outstanding voting securities.

Investment restrictions numbered 11 through 17 are not fundamental policies and may be changed by vote of a majority of the Trustees of MIP at any time. The Master Portfolios may not:

          1. Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

          2. Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

          3. Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

          4. Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

          5. Borrow money, except to the extent permitted under the 1940 Act, provided that the Bond Index Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists), and except that the S&P 500 Stock Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

          6. Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the MIP's Board of Trustees.

          7. Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

          8. Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that, in the case of each Master Portfolio, there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the S&P 500 Stock Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); (iii) in the case of the Bond Index Master Portfolio, any industry in which the Lehman Brothers Government/Corporate Bond Index (the "LB Bond Index") becomes concentrated to the same degree during the same period.

          9. Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3, 5, 12 and 13 may be deemed to give rise to a senior security.

          10. Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

          11. Invest in the securities of a company for the purpose of exercising management or control, but each Master Portfolio will vote the securities it owns in its portfolio as a shareholder in accordance with its views.

          12. Pledge, mortgage or hypothecate its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the purchase of securities on a when-issued or forward commitment basis and the deposit of assets in escrow in connection with writing covered put and call options and collateral and initial or variation margin arrangements with respect to options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

          13. Purchase, sell or write puts, calls or combinations thereof, except as may be described in the Master Portfolio's offering documents.

          14. Purchase securities of any company having less than three years' continuous operations (including operations of any predecessors) unless the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing, if such purchase would cause the value of its investments in all such companies to exceed 5% of the value of its total assets.

          15. Enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid, if, in the aggregate, more than 15% of the value of each Master Portfolio's net assets would be so invested.

          16. Purchase securities of other investment companies, except to the extent permitted under the 1940 Act.

          17. Purchase or retain securities of any issuer if the officers or Trustees of the Company, the Trusts or the investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities.

          If a percentage restriction is adhered to at the time of investment, a later change in percentage resulting from a change in values or assets, except with respect to compliance with Investment Restriction No. 5, will not constitute a violation of such restriction.

ITEM 14.  MANAGEMENT OF MIP.

          The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                           PRINCIPAL OCCUPATIONS
NAME, ADDRESS AND AGE                  POSITION             DURING PAST 5 YEARS
---------------------                  --------            ---------------------
Jack S. Euphrat, 75                     Trustee              Private Investor.
415 Walsh Road
Atherton, CA 94027

                                                          PRINCIPAL OCCUPATIONS
NAME, ADDRESS AND AGE           POSITION                   DURING PAST 5 YEARS
---------------------           --------                  ---------------------
*R. Greg Feltus, 46             Trustee,                  Senior Vice President
                                President                 of Stephens; Manager
                                and Trustee,              of Financial Services
                                                          Group; President of
                                                          Stephens Insurance
                                                          Services Inc.; Senior
                                                          Vice President of
                                                          Stephens Sports
                                                          Management Inc.; and
                                                          President of Investors
                                                          Brokerage Insurance
                                                          Inc.

Thomas S. Goho, 55              Trustee                   Associate Professor of
P.O. Box 7285                                             Finance, Calloway
Reynolda Station                                          School of Business and
Winston-Salem, NC 27104                                   Accounting, Wake
                                                          Forest University,
                                                          since 1982.

*Zoe Ann Hines, 48              Trustee                   Senior Vice President
                                                          of Stephens and
                                                          Director of Brokerage
                                                          Accounting; Secretary
                                                          of Stephens Resource
                                                          Management; and Senior
                                                          Vice President of Link
                                                          Investments Inc.

*W. Rodney Hughes, 70           Trustee                   Private Investor.
 31 Dellwood Court
 San Rafael, CA 94901

 Robert M. Joses, 79            Trustee                   Private Investor.
 47 Dowitcher Way
 San Rafael, CA 94901

*J. Tucker Morse, 52            Trustee                   Chairman of Home
 4 Beaufain Street                                        Account Networks,
 Charleston, SC 29401                                     Inc.; Real Estate
                                                          Developer; Chairman of
                                                          Renaissance Properties
                                                          Ltd; President of
                                                          Morse Investment
                                                          Corporation; and
                                                          Co-Managing Partner of
                                                          Main Street Ventures.

Richard H. Blank, Jr., 40       Chief Operating           Associate of Financial
                                Officer, Secretary and    Services Group of
                                Treasurer                 Stephens; Director of
                                                          Stephens Sports
                                                          Management Inc.; and
                                                          Director of Capo Inc.

                                                           TOTAL COMPENSATION
                                AGGREGATE COMPENSATION       FROM REGISTRANT
     NAME AND POSITION              FROM REGISTRANT         AND FUND COMPLEX
     -----------------          ----------------------     ------------------
Jack S. Euphrat                         $0                       $9,250
       Trustee

*R. Greg Feltus                          0                          0
       Trustee

Thomas S. Goho                           0                        9,250
       Trustee

*Zoe Ann Hines                           0                          0
       Trustee

*W. Rodney Hughes                        0                        8,250
       Trustee

Robert M. Joses                          0                        9,250
       Trustee

*J. Tucker Morse                         0                        8,250
       Trustee

          Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP, MasterWorks Funds Inc. and Managed Series Investment Trust are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act (the "BGFA Fund Complex"). Stagecoach Funds, Inc., Overland Express Funds, Inc., Stagecoach Trust, Life & Annuity Trust and Master Investment Trust together form a separate fund complex (the "Wells Fargo Fund Complex"). Each of the Trustees and the principal officer of MIP serves in the identical capacity as directors/trustees and/or officer of each registered open-end management investment company in both the BGFA and Wells Fargo Fund Complexes, except for Zoe Ann Hines who, after September 6, 1996, only serves the aforementioned members of the BGFA Fund Complex. The Trustees are compensated by other Companies and Trusts within the fund complexes for their services as Directors/Trustees to such Companies and Trusts. Currently the Trustees do not receive any retirement benefits or deferred compensation from MIP or any other member of each fund complex.

          As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding shares of MIP.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

          As of May 30, 1997, the S&P 500 Stock Fund of MasterWorks Funds Inc. ("MasterWorks"), 111 Center Street, Little Rock, Arkansas 72201, owned approximately 95% of the outstanding voting securities of the S&P 500 Index Master Portfolio and could be considered a "controlling person" of the S&P 500 Index Master Portfolio for purposes of the 1940 Act. As of May 30, 1997, the Bond Index Fund of MasterWorks and the Bradley Trust, 1000 N. Water Street, 11th Floor, Milwaukee, WI 53202, owned approximately 57% and 43%, respectively, of the outstanding voting securities of the Bond Index Master Portfolio. As such, the Fund and Bradley Trust could each be considered a "controlling person" of the Bond Index Master Portfolio for purposes of the 1940 Act.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

          The following information supplements and should be read in conjunction with Item 5 in Part A.

          Investment Adviser. BGFA provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP, dated January 1, 1996. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolios, the applicable BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The applicable BGFA Advisory Contract will terminate automatically, as to the relevant Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

          Prior to January 1, 1996, Wells Fargo Bank provided investment advisory services to each Master Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement") dated February 25, 1994 with MIP. The terms of the Advisory Agreement were identical in all material respects, other than the identity of the parties, to each BGFA Advisory Contract.

          Advisory Fees Paid. For the period beginning May 26, 1994 (commencement of operations) and ended February 28, 1995 and the period beginning March 1, 1995 and ended December 31, 1995, the Master Portfolios paid the following advisory fees to Wells Fargo Bank and Wells Fargo Bank waived the indicated amounts. For the period beginning January 1, 1996 and ended February 29, 1996, and the year ended February 28, 1997, the Master Portfolios paid the following advisory fees to BGFA, without waivers:

                                            MAY 26, 1994-                MARCH 1, 1995-        JANUARY 1, 1996-       YEAR ENDED
                                         FEBRUARY 28, 1995             DECEMBER 31, 1995      FEBRUARY 29, 1996   FEBRUARY 28, 1997
                                    FEES PAID      FEES WAIVED      FEES PAID   FEES WAIVED       FEES PAID           FEES PAID
                                    ---------      -----------      ---------   -----------   -----------------   -----------------
Bond Index Master Portfolio          $ 34,581        $ 8,713        $ 91,365         $0             $20,123            $147,204
S&P 500 Index Master Portfolio       $138,830        $17,864        $279,843         $0             $73,598            $577,637

          Sub-Investment Adviser. The Master Portfolios do not currently engage a sub-adviser. However, prior to January 1, 1996, WFNIA provided sub-investment advisory services to each Master Portfolio pursuant to a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") dated February 25, 1994 with Wells Fargo Bank and MIP.

          Sub-Advisory Fees Paid. For the period from May 26, 1994 (commencement of operations) to February 28, 1995, and the period beginning March 1, 1995 and ended December 31, 1995, Wells Fargo Bank paid the following sub-advisory fees to WFNIA for services provided on behalf of each Master Portfolio, without waivers:


                                      MAY 26, 1994-      MARCH 1, 1995-
                                    FEBRUARY 28, 1995   DECEMBER 31, 1995
                                        FEES PAID           FEES PAID
                                        ---------           ---------
Bond Index Master Portfolio             $ 39,197            $ 72,919
S&P 500 Index Master Portfolio          $117,651            $224,069

          Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master

Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses", Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

          Prior to October 21, 1996, Stephens alone provided administration services to MIP pursuant to an Administration Agreement dated February 25, 1994 (the "Administration Agreement"). Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

          Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

          Custodian. Investors Bank & Trust Company ("IBT") currently acts as the Master Portfolios' custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, Barclays Global Investors, N.A. ("BGI") acted as the Master Portfolios' custodian. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105. BGI did not receive compensation for its custodial services.

          Transfer and Dividend Disbursing Agent. Wells Fargo Bank is each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). The principle business address of Wells Fargo Bank is 525 Market Street, San Francisco, California 94105. Wells Fargo Bank is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

          Distribution Plan. MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan was intended as a precaution designed to address the possibility that certain ongoing payments by Barclays to Wells Fargo Bank in connection with the sale of WFNIA may be characterized as indirect payments by each Master Portfolio to finance activities primarily intended to result in the sale of interests in such Master Portfolio. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

          Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

          General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to shareholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services.
Prior to January 1, 1996, WFNIA exercised general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities and the brokerage allocation practices described herein are applicable to WFNIA and the Master Portfolios prior to January 1, 1996.

          S&P 500 Index Master Portfolio. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

          Bond Index Master Portfolio. Purchases and sales of portfolio securities for the Bond Index Master Portfolio usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the Master Portfolio for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

          Brokerage Commissions. For the period from commencement of operations until February 28, 1995 and for the years ended February 29, 1996 and February 28, 1997, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.


MASTER PORTFOLIO                      1995      1996      1997
----------------                      ----      ----      ----
S&P 500 Index Master Portfolio      $244,742   $80,902   $69,826
Bond Index Master Portfolio         $      0   $     0   $     0

          Securities of Regular Broker/Dealers. On February 28, 1997, the Master Portfolios did not own securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

          Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in each Master Portfolio. Investors in a Master Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolios. Upon liquidation or dissolution of a Master Portfolios, investors are entitled to share pro rata in such Master Portfolios' net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolios may not be transferred. No certificates are issued.

          Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

          Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

          The following information supplements and should be read in conjunction with Items 7 and 8 in Part A.

          Purchase of Securities. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolios may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

          Payment for shares of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

          Suspension of Redemptions. The right of redemption of Master Portfolio shares may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolios' shareholders.

PRICING OF SECURITIES.

          S&P 500 Index Master Portfolio. The securities of the S&P 500 Index Master Portfolio, including covered call options written by the Master Portfolios, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.

          Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BFGA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.

          Bond Index Master Portfolio. The investments of the Bond Index Master Portfolio are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP's Board of Trustees. Services may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. Each Service's procedures are reviewed by MIP's officers under the general supervision of MIP's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of a Master Portfolio's shares. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of a Master Portfolio's shares.

          New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 20.  TAX STATUS.

          MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

          MIP's taxable year-end is the last day of December. Although MIP will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

          Each Master Portfolio's assets, income and distributions will be managed in such a way that an investor in such Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Master Portfolio.

ITEM 21.  UNDERWRITERS.

          The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

          Not applicable.

ITEM 23.  FINANCIAL INFORMATION.

          KPMG Peat Marwick LLP provides audit services, tax return preparation and assistance and consultation in connection with the review of certain SEC filings. KPMG Peat Marwick LLP's address is Three Embarcadero Center, San Francisco, California 94111. For the fiscal year ended February 28, 1995, MIP's financial statements were audited by other independent auditors. Such auditors expressed an unqualified opinion on the financial statements of the MIP.

          The portfolio of investments, audited financial statements and independent auditors' report for the Master Portfolios for the fiscal year ended February 28, 1997 are hereby incorporated by reference to the MasterWorks Funds Inc. (SEC File Nos. 33-54126; 811-7322) Annual Report, as filed with the SEC on May 2, 1997. The portfolio of investments, audited financial statements and independent auditors' report for the Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                   APPENDIX

          Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

BOND RATINGS

"AAA"

          Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

          Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

          Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

          Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

          S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

COMMERCIAL PAPER RATING

          The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

MOODY'S

BOND RATINGS

"Aaa"

          Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

          Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

          Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

          Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

COMMERCIAL PAPER RATING

          The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

          Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

FITCH

BOND RATINGS

          The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

          Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

          Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

          Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

          Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

          Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

SHORT-TERM RATINGS

          Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

          Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

          Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

          Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

          Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

DUFF

BOND RATINGS

"AAA"

          Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

          Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

          Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

          Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

          Plus (+) and minus (-) signs are used with a rating symbol (except
AAA) to indicate the relative position of a credit within the rating category.

COMMERCIAL PAPER RATING

          The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

BOND AND LONG-TERM RATINGS

          Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

COMMERCIAL PAPER AND SHORT-TERM RATINGS

          The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

INTERNATIONAL AND U.S. BANK RATINGS

          An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                          MASTER INVESTMENT PORTFOLIO
                        LIFEPATH(TM) MASTER PORTFOLIOS

                        LIFEPATH 2000 MASTER PORTFOLIO
                        LIFEPATH 2010 MASTER PORTFOLIO
                        LIFEPATH 2020 MASTER PORTFOLIO
                        LIFEPATH 2030 MASTER PORTFOLIO
                        LIFEPATH 2040 MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION
                                 JUNE 30, 1997

ITEM 10.  COVER PAGE.

          Master Investment Portfolio ("MIP") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated June 30, 1997. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Stephens Inc. ("Stephens"), MIP's sponsor, co-administrator and placement agent, at 111 Center Street, Little Rock, Arkansas 72201, or by calling Stephens at 1-800-643-9691. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11.  TABLE OF CONTENTS

                                                        PAGE
                                                        ----
General Information and History.........................   1
Investment Objectives and Policies......................   1
Management of MIP.......................................   9
Control Persons and Principal Holders
 of Securities..........................................  12
Investment Advisory and Other Services..................  12
Brokerage Allocation and Other Practices................  15
Capital Stock and Other Securities......................  16
Purchase, Redemption and Pricing of
 Securities.............................................  17
Tax Status..............................................  19
Underwriters............................................  19
Calculations of Performance Data........................  19
Financial Information...................................  19
Appendix................................................ A-1
Financial Statements.................................... F-1

ITEM 12.  GENERAL INFORMATION AND HISTORY.

          Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

Investment Objectives. The LifePath Master Portfolios consists of five asset allocation funds (the "LifePath Master Portfolios" or the "Master Portfolios"), each of which is a diversified portfolio. Organizations and other entities that hold shares of beneficial interest of a Master Portfolio may be referred to herein as "feeder funds."

          The LifePath Master Portfolios seek to provide long-term investors in a feeder fund with an asset allocation strategy designed to maximize assets consistent with the quantitatively-measured risk such investors, on average, may be willing to accept given their investment time horizons. The LifePath Master Portfolios invest in a wide range of U.S. and foreign equity and debt securities and money market instruments.

          .      LIFEPATH 2000 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2000.

          .      LIFEPATH 2010 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2010.

          .      LIFEPATH 2020 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2020.

          .      LIFEPATH 2030 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2030.

          .      LIFEPATH 2040 MASTER PORTFOLIO is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2040.

          As with all mutual funds, there can be no assurance that the investment objective of each Master Portfolio will be achieved. Each Master Portfolio's investment objective cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Master Portfolio's outstanding voting interests.

          Barclays Global Fund Advisors ("BGFA") serves as investment adviser to each Master Portfolio. Prior to January 1, 1996, Wells Fargo Bank, N.A. ("Wells Fargo Bank") served as each Master Portfolio's investment adviser and Wells Fargo Nikko Investment Advisors ("WFNIA") served as each Master Portfolio's sub-investment adviser. BGFA was created by the reorganization of WFNIA with and into an affiliate of Wells Fargo Institutional Trust Company ("WFITC"), the Master Portfolios' custodian. BGFA is now a subsidiary of WFITC which, effective January 1, 1996, changed its name to Barclays Global Investors, N.A. ("BGI"). Stephens serves as MIP's administrator and as placement agent of each Master Portfolio's interests.

PORTFOLIO SECURITIES.

          Bank Obligations. Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by each Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by each Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

          Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

          Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

          In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to: (1) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (2) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

          In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

          Each Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, provided that such institutions are members of the FDIC, and further provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

MANAGEMENT POLICIES.

          Repurchase Agreements. Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. Wells Fargo Bank monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the Investment Company Act of 1940 (the "1940 Act").

          Floating- and Variable-Rate Obligations. Each Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio , as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Fund may invest in obligations which are not so rated only if Wells Fargo Bank determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. Wells Fargo Bank, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio 's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

          Stock Index Options. Each LifePath Master Portfolio may purchase and write (i.e., sell) put and call options on stock indices as a substitute for comparable market positions in the underlying securities. Options on stock indices are similar to options on stock except that (a) the expiration cycles of stock index options are monthly, while those of stock options are currently quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

          Futures Contracts and Options on Futures Contracts. The LifePath Master Portfolios may enter into futures contracts and may purchase and write (i.e., sell) options thereon. Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of the relevant LifePath Master Portfolio.

          Foreign Currency Transactions. Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or by the failure to intervene, or by currency controls or political developments in the United States or abroad. The LifePath Master Portfolios intend to engage in foreign currency transactions to maintain the same foreign currency exposure as the relevant foreign securities index through which the Master Portfolios seek foreign equity market exposure, but not as part of a defensive strategy to protect against fluctuations in exchange rates. If a LifePath Master Portfolio enters into a foreign currency transaction or forward contract, such Master Portfolio deposits, if required by applicable regulations, with MIP's custodian, cash or high-grade debt securities in a segregated account of the LifePath Master Portfolios in an amount at least equal to the value of the LifePath Master Portfolio's total assets committed to the consummation of the forward contract. If the value of the securities placed in the segregated account declines, additional cash or securities is placed in the account so that the value of the account equals the amount of the LifePath Master Portfolio's commitment with respect to the contract.

          At or before the maturity of a forward contract, a LifePath Master Portfolio either may sell a portfolio security and make delivery of the currency, or may retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which such Master Portfolio obtains, on the same maturity date, the same amount of the currency which it is obligated to deliver. If the LifePath Master Portfolio retains the portfolio security and engages in an offsetting transaction, such Master Portfolio, at the time of execution of the offsetting transaction, incurs a gain or a loss to the extent that movement has occurred in forward contract prices. Should forward prices decline during the period between the LifePath Master Portfolio's entering into a forward contract for the sale of a currency and the date it enters into an offsetting contract for the purchase of the currency, the Master Portfolio realizes a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Master Portfolio suffers a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

          The cost to the LifePath Master Portfolios of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. BGFA considers on an ongoing basis the creditworthiness of the institutions with which a LifePath Master Portfolio enters into foreign currency transactions. The use of forward currency exchange contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. If a devaluation generally is anticipated, the LifePath Master Portfolios may not be able to contract to sell the currency at a price above the devaluation level it anticipates.

          The purchase of options on currency futures allows a LifePath Master Portfolio, for the price of the premium it must pay for the option, to decide whether or not to buy (in the case of a call option) or to sell (in the case of a put option) a futures contract at a specified price at any time during the period before the option expires.

          Foreign currency transactions may occur on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market or on a forward basis. A forward currency exchange contract involves an obligation to purchase or sell a specific currency at a set price on a future date which must be more than two days from the date of the contract. The forward foreign currency market offers less protection against default than is available when trading currencies on an exchange, since a forward currency contract is not guaranteed by an exchange or clearinghouse. Therefore, a default on a forward currency contract would deprive a LifePath Master Portfolio of unrealized profits or force such Master Portfolio to cover its commitments for purchase or resale, if any, at the current market price.

          Foreign Futures Transactions. Unlike trading on domestic futures exchanges, trading on foreign futures exchanges is not regulated by the Commodity Futures Trading Commission (the "CFTC") and generally is subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. BGFA, however, considers on an ongoing basis the creditworthiness of such counterparties. In addition, any profits that a LifePath Master Portfolio might realize in trading could be eliminated by adverse changes in the exchange rate; adverse exchange rate changes also could cause a LifePath Master Portfolio to incur losses. Transactions on foreign exchanges may include both futures contracts which are traded on domestic exchanges and those which are not.

          Future Developments. Each LifePath Master Portfolio may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by such Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a LifePath Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, a LifePath Master Portfolio would provide appropriate disclosure in its Part A or this Part B.

          Lending Portfolio Securities. To a limited extent, each Master Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions, provided it receives cash collateral which is maintained at all times in an amount equal to at least 100% of the current market value of the securities loaned. By lending its portfolio securities, a Master Portfolio can increase its income through the investment of the cash collateral or by receipt of a loan premium from the borrower. For purposes of this policy, each Master Portfolio considers collateral consisting of U.S. Government obligations or irrevocable letters of credit issued by banks whose securities meet the standards for investment by such Master Portfolio to be the equivalent of cash. From time to time, a Master Portfolio may return to the borrower, or to a third party unaffiliated with MIP which is acting as a "placing broker," a part of the interest earned from the investment of collateral received in exchange for securities loaned.

          The SEC currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) the Master Portfolio must receive at least 100% cash collateral from the borrower; (2) the borrower must increase such collateral whenever the market value of the securities loaned rises above the level of such collateral; (3) the Master Portfolio must be able to terminate the loan at any time; (4) the Master Portfolio must receive reasonable interest on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; (5) the Master Portfolio may pay only reasonable custodian fees in connection with the loan; and (6) while voting rights on the loaned securities may pass to the borrower, MIP's Board of Trustees must terminate the loan and regain the right to vote the securities if a material event adversely affecting the investment occurs. These conditions may be subject to future modification.

          Warrants. Each Master Portfolio may invest generally up to 5% of its total net assets at the time of purchase in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

          Investment Restrictions. Each Master Portfolio has adopted investment restrictions numbered 1 through 10 as fundamental policies. These restrictions cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio's outstanding voting securities. Investment restrictions numbered 11 through 20 are not fundamental policies and may be changed by vote of a majority of the Trustees of MIP at any time. The Master Portfolios may not:

          1. Invest more than 5% of their assets in the obligations of any single issuer, except that up to 25% of the value of their total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

          2. Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of their total assets.

          3. Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.

          4. Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

          5. Borrow money, except to the extent permitted under the 1940 Act. For purposes of this investment restriction, a Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolios as described in Part A.

          6. Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and MIP's Board of Trustees.

          7. Act as an underwriter of securities of other issuers, except to the extent the Master Portfolios may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

          8. Invest 25% or more of their total assets, respectively, in the securities of issuers in any particular industry or group of closely-related industries, except that, in the case of each Master Portfolio, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

          9. Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3, 5, 12 and 13 may be deemed to give rise to a senior security.

          10. Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.

          11. Invest in the securities of a company for the purpose of exercising management or control, but each Master Portfolio will vote the securities it owns in its portfolio as a shareholder in accordance with its views.

          12. Pledge, mortgage or hypothecate their assets, except to the extent necessary to secure permitted borrowings and to the extent related to the purchase of securities on a when-issued or forward commitment basis and the deposit of assets in escrow in connection with writing covered put and call options and collateral and initial or variation margin arrangements with respect to options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices.

          13. Purchase, sell or write puts, calls or combinations thereof, except as may be described in the Master Portfolios' offering documents.

          14. Purchase securities of any company having less than three years' continuous operations (including operations of any predecessors) if such purchase would cause the value of its investments in all such companies to exceed 5% of the value of its total assets.

          15. Enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid, if, in the aggregate, more than 15% of the value of a Master Portfolio's net assets would be so invested.

          16. Purchase securities of other investment companies, except to the extent permitted under the 1940 Act.

          17.  Purchase, hold or deal in real estate limited partnerships.

          18. Purchase warrants that exceed 2% of the value of the Master Portfolio's net assets, if those warrants are not listed on the New York or American Stock Exchanges.

          19. Purchase or retain securities of any issuer if the officers, and trustees of the Trust, its advisers or managers owing beneficially more than one-half of one percent of the securities of an issuer together own beneficially more than five percent of the securities of that issuer.

          20.  Engage in any short sales other than short sales against the box.

          As a matter of general operating policy, each Master Portfolio may invest up to 20% of the value of its total assets in foreign securities that are not publicly traded in the United States.

          If a percentage restriction is adhered to at the time of investment, a later change in percentage resulting from a change in values or assets, except with respect to compliance with Investment Restriction No. 5, will not constitute a violation of such restriction.

ITEM 14.  MANAGEMENT OF MIP

          The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio". The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                    PRINCIPAL OCCUPATIONS
NAME, ADDRESS AND AGE        POSITION                DURING PAST 5 YEARS
---------------------        --------               ---------------------
Jack S. Euphrat, 75          Trustee                  Private Investor.
415 Walsh Road
Atherton, CA 94027.

*R. Greg Feltus, 46          Trustee,                 Executive Vice President of
                             Chairman and President   Stephens; Manager of
                                                      Financial Services
                                                      Group; President of
                                                      Stephens Insurance
                                                      Services Inc.; Senior
                                                      Vice President of
                                                      Stephens Sports
                                                      Management Inc.; and
                                                      President of Investors
                                                      Brokerage Insurance Inc.

Thomas S. Goho, 55           Trustee                  Associate Professor of
P.O. Box 7285                                         Finance, Calloway
Reynolds Station                                      School of Business and
Winston-Salem, NC 27104                               Accounting, Wake Forest
                                                      University, since 1982.

                                                         PRINCIPAL OCCUPATIONS
NAME, ADDRESS AND AGE           POSITION                  DURING PAST 5 YEARS
---------------------           --------                 ---------------------
*Zoe Ann Hines, 48              Trustee                  Senior Vice President
                                                         of Stephens and
                                                         Director of Brokerage
                                                         Accounting; Secretary
                                                         of Stephens Resource
                                                         Management; and Senior
                                                         Vice President of Link
                                                         Investments Inc.

*W. Rodney Hughes, 70           Trustee                  Private Investor.
 31 Dellwood Court
 San Rafael, CA 94901

 Robert M. Joses, 79            Trustee                  Private Investor.
 47 Dowitcher Way
 San Rafael, CA 94901

*J. Tucker Morse, 52            Trustee                  Chairman of Home
 4 Beaufain Street                                       Account Network, Inc.;
 Charleston, SC 29401                                    Real Estate Developer;
                                                         Chairman of Renaissance
                                                         Properties Ltd;
                                                         President of Morse
                                                         Investment Corporation;
                                                         and Co-Managing Partner
                                                         of Main Street Ventures.

Richard H. Blank, Jr., 40       Chief Operating          Associate of Financial
                                Officer, Secretary       Services Group of
                                and Treasurer            Stephens; Director of
                                                         Stephens Sports
                                                         Management Inc.; and
                                                         Director of Capo Inc.

                              COMPENSATION TABLE
                  FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1997

                                                 TOTAL COMPENSATION
                       AGGREGATE COMPENSATION     FROM REGISTRANT
NAME AND POSITION         FROM REGISTRANT         AND FUND COMPLEX
-----------------      ----------------------    ------------------
Jack S. Euphrat                 $0                    $9,250
   Trustee

*R. Greg Feltus                  0                       0
   Trustee

Thomas S. Goho                   0                     9,250
   Trustee

*Zoe Ann Hines                   0                       0
   Trustee

*W. Rodney Hughes                0                     8,250
   Trustee

Robert M. Joses                  0                     9,250
   Trustee

*J. Tucker Morse                 0                     8,250
   Trustee

          Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP, MasterWorks Funds Inc. and Managed Series Investment Trust are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act (the "BGFA Fund Complex"). Stagecoach Funds, Inc., Overland Express Funds, Inc., Stagecoach Trust, Life & Annuity Trust and Master Investment Trust together form a separate fund complex (the "Wells Fargo Fund Complex"). Each of the Directors and the principal officer of MIP serves in the identical capacity as directors/trustees and/or officer of each registered open-end management investment company in both the BGFA and Wells Fargo Fund Complexes, except for Zoe Ann Hines who, after September 6, 1996, only serves the aforementioned members of the BGFA Fund Complex. The Trustees are compensated by other Companies and Trusts within the fund complexes for their services as Directors/Trustees to such Companies and Trusts. Currently the Trustees do not receive any retirement benefits or deferred compensation from MIP or any other member of each fund complex.

          As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

          As of May 30, 1997, the following funds of MasterWorks Funds Inc. and Stagecoach Trust each held more than 5% of the outstanding voting securities of the indicated LifePath Master Portfolio and, as such, could be considered controlling persons for purposes of the 1940 Act of the corresponding Master Portfolio.


                                                                 % OUTSTANDING
        MASTER PORTFOLIO                      FUND              SECURITIES HELD
        ----------------                      ----              ---------------
LifePath 2000 Master Portfolio      MasterWorks LifePath 2000          36%
                                    Stagecoach LifePath 2000           64%

LifePath 2010 Master Portfolio      MasterWorks LifePath 2010          51%
                                    Stagecoach LifePath 2010           49%

LifePath 2020 Master Portfolio      MasterWorks LifePath 2020          43%
                                    Stagecoach LifePath 2020           57%

LifePath 2030 Master Portfolio      MasterWorks LifePath 2030          37%
                                    Stagecoach LifePath 2030           63%

LifePath 2040 Master Portfolio      MasterWorks LifePath 2040          27%
                                    Stagecoach LifePath 2040           73%

          For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control such Master Portfolio.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with
Item 5 in Part A.

          Investment Adviser. BGFA provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP, each dated January 1, 1996. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the applicable BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by MIP's Board of Trustees or by vote of the holders of a majority of such Master Portfolio's interests, or, on not less than 60 days' written notice by BGFA.
The applicable BGFA Advisory Contract terminates automatically, as to the relevant Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

          Prior to January 1, 1996, Wells Fargo Bank provided investment advisory services to each Master Portfolio pursuant to the Investment Advisory Agreement (the "Advisory Agreement") dated February 25, 1994 with MIP. The terms of the Advisory Agreement were identical in all material respects, other than the identity of the parties, to each BGFA Advisory Contract.

          Advisory Fees Paid. For the fiscal year ended February 28, 1995 and the period from March 1, 1995 to December 31, 1995, the Master Portfolios paid to Wells Fargo Bank the advisory fees indicated below and Wells Fargo Bank waived the indicated amounts. For the period beginning January 1, 1996 and ended February 29, 1996, and for the year ended February 28, 1997, the Master Portfolios paid to BGFA the advisory fees indicated below. BGFA did not waive any portion of the advisory fees paid.


                                    FISCAL YEAR ENDED     MARCH 1, 1995      JANUARY 1, 1996    FISCAL YEAR ENDED
                                    FEBRUARY 28, 1995   DECEMBER 31, 1995   FEBRUARY 29, 1996   FEBRUARY 28, 1997
        MASTER PORTFOLIO                FEES PAID           FEES PAID           FEES PAID           FEES PAID
        ----------------                ---------           ---------           ---------           ---------
LifePath 2000 Master Portfolio            $217,676            $363,599            $ 99,511          $  689,347
LifePath 2010 Master Portfolio            $158,218            $312,512            $ 86,919          $  757,505
LifePath 2020 Master Portfolio            $252,413            $520,362            $141,075          $1,149,160
LifePath 2030 Master Portfolio            $156,397            $343,916            $ 93,240          $  714,647
LifePath 2040 Master Portfolio            $189,121            $503,384            $148,324          $1,154,330

          Sub-Adviser. The Master Portfolios do not currently engage a sub-adviser. However, prior to January 1, 1996, WFNIA provided sub-investment advisory services to each Master Portfolio pursuant to a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") dated February 25, 1994 with Wells Fargo Bank and MIP.

          Sub-Advisory Fees Paid. For the fiscal year ended February 28, 1995 and the period beginning March 1, 1995 and ended December 31, 1995, Wells Fargo Bank paid the following sub-advisory fees to WFNIA, without waivers.


                                    FISCAL YEAR ENDED     PERIOD ENDED
                                    FEBRUARY 28, 1995   DECEMBER 31, 1995
                                        FEES PAID           FEES PAID
                                        ---------           ---------
LifePath 2000 Master Portfolio          $159,494            $261,344
LifePath 2010 Master Portfolio          $115,647            $224,903
LifePath 2020 Master Portfolio          $184,341            $374,802
LifePath 2030 Master Portfolio          $114,426            $247,703
LifePath 2040 Master Portfolio          $138,511            $361,673

          Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios' non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses", Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

          Prior to October 21, 1996, Stephens alone provided administration services to MIP pursuant to an Administration Agreement dated February 25, 1994 (the "Administration Agreement"). Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

          Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

          Custodian. Investors Bank & Trust Company ("IBT") currently acts as the Master Portfolios' custodian. The principal business address of IBT is 89 South Street, Boston, Massachusetts 02111. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios. Prior to October 21, 1996, Barclays Global Investors, N.A. ("BGI") acted as the Master Portfolios' custodian. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105. BGI did not receive compensation for its custodial services.

          Transfer and Dividend Disbursing Agent. Wells Fargo Bank is each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). The principle business address of Wells Fargo Bank is 525 Market Street, San Francisco, California 94105. Wells Fargo Bank is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios. To date, the Master Portfolios have not paid any transfer and dividend disbursing agency fees.

          Distribution Plan. MIP's Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP's Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan was intended as a precaution designed to address the possibility that certain ongoing payments by Barclays to Wells Fargo Bank in connection with the sale of WFNIA may be characterized as indirect payments by each Master Portfolio to finance activities primarily intended to result in the sale of interests in such Master Portfolio. The Plan provides that if any portion of a Master Portfolio's advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

          Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios' and MIP's operations.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

          General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. A primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Prior to January 1, 1996, WFNIA exercised general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities and the brokerage allocation practices described herein are applicable to WFNIA and the Master Portfolios prior to January 1, 1996.

          Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100% (although unexpected) may result in comparatively greater brokerage expenses.

          Purchases and sales of fixed-income securities usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the LifePath Master Portfolios for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

          Brokerage Commissions. For the fiscal years ended February 28, 1995, February 29, 1996 and FEBRUARY 28, 1997 the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

MASTER PORTFOLIO                     1995      1996      1997
----------------                     ----      ----      ----
LifePath 2000 Master Portfolio      $24,231   $ 8,311   $ 3,639
LifePath 2010 Master Portfolio      $28,830   $12,053   $ 8,837
LifePath 2020 Master Portfolio      $56,540   $29,666   $12,383
LifePath 2030 Master Portfolio      $37,890   $33,786   $ 6,927
LifePath 2040 Master Portfolio      $56,183   $71,608   $28,047

          Securities of Regular Broker/Dealers. As of February 28, 1997, the LifePath Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

MASTER PORTFOLIO                    BROKER/DEALER      AMOUNT
----------------                    -------------      ------
LifePath 2000 Master Portfolio      Salomon Inc.     $     6,619
                                    Goldman Sachs    $15,000,000
                                    Morgan Stanley   $    12,499

LifePath 2010 Master Portfolio      Salomon Inc.     $    52,065
                                    Goldman Sachs    $13,000,000
                                    Morgan Stanley   $    81,431

LifePath 2020 Master Portfolio      Salomon Inc.     $   101,238
                                    Goldman Sachs    $27,000,000
                                    Morgan Stanley   $   164,756

LifePath 2030 Master Portfolio      Salomon Inc.     $    78,209
                                    Goldman Sachs    $15,000,000
                                    Morgan Stanley   $   126,124

LifePath 2040 Master Portfolio      Salomon Inc.     $   144,347
                                    Goldman Sachs    $19,000,000
                                    Morgan Stanley   $   227,313



ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

          Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in such Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Master Portfolio may not be transferred. No certificates are issued.

          Each investor is entitled to vote, with respect to matters effecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

          Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent auditors and the election of Trustees from the separate voting requirements of the Rule.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

          Purchase of Securities. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolios may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

          Payment for shares of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

          Suspension of Redemptions. The right of redemption of interests in the Master Portfolios may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilize is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolios' interestholders.

          Pricing of Securities. The securities of each of the LifePath Master Portfolios, including covered call options written by a LifePath Master Portfolio, are valued at the last sale price on the securities exchange or national securities market on which such securities primarily are traded. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities are determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-Term investments are carried at amortized cost, which approximates market value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees.

          Restricted securities, as well as securities or other assets for which market quotations are not readily available or which are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by or under the direction of MIP's Board of Trustees or its delegates. MIP's Board of Trustees reviews the method of valuation on a current basis. In making a good faith valuation of restricted securities, the following are generally considered: restricted securities that are, or are convertible into, securities of the same class of securities for which a public market exists usually are valued at market value less the same percentage discount at which such securities were purchased. This discount may be revised periodically if BGFA believes that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by or under the direction of MIP's Board of Trustees or its delegates.

          Any assets or liabilities initially expressed in terms of foreign currency are translated into dollars using information provided by pricing entities, such as Morgan Stanley Capital International or Gelderman Data Service, or at a quoted market exchange rate as may be determined to be appropriate by BGFA. Forward currency contracts are valued at the current cost of offsetting the contract. Because of the need to obtain prices as of the close of trading on various exchanges throughout the world, the calculation of net asset value does not take place contemporaneously with the determination of prices of the foreign securities held by the LifePath Master Portfolios. In addition, foreign securities held by a LifePath Master Portfolio may be traded actively in securities markets which are open for trading on days when the LifePath Master Portfolio does not determine its net asset value. Accordingly, there may be occasions when a LifePath Master Portfolio does not calculate its net asset value but when the value of such Master Portfolio's portfolio securities is affected by such trading activity.

          Fixed-income securities are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP's Board of Trustees. Each Service may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. The Services' procedures are reviewed by MIP's officers under the general supervision of MIP's Board of Trustees.

          Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of a LifePath Master Portfolio's shares.

          New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 20.  TAX STATUS.

          MIP is organized as a business trust under Delaware law. In accordance with MIP's classification for federal income tax purposes, each Master Portfolio will be considered a partnership for such purposes, and as such, the Master Portfolios will not be subject to federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

          MIP's taxable year-end is the last day of December. Although MIP is not subject to federal income tax, it files appropriate federal income tax returns.

          Each Master Portfolio's assets, income and distributions are managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, assuming that the investor invested substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Master Portfolios.

ITEM 21.  UNDERWRITERS.

          The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

          Not applicable.

ITEM 23.  FINANCIAL INFORMATION.

          KPMG Peat Marwick LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG Peat Marwick LLP's address is Three Embarcadero Center, San Francisco, California 94111. For the fiscal year ended February 28, 1995, MIP's financial statements were audited by other independent auditors. Such auditors expressed an unqualified opinion on the financial statements of MIP.

          The portfolio of investments, audited financial statements and independent auditors' report for the LifePath Master Portfolios for the fiscal year ended February 28, 1997 are hereby incorporated by reference into the MasterWorks Funds Inc. (SEC File Nos. 33-54126; 811-7322) Annual Report, as filed with the SEC on May 2, 1997. The portfolio of investments, audited financial statements and independent auditors' report for the LifePath Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                   APPENDIX

          Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

BOND RATINGS

"AAA"

          Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

          Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

          Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

          Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

          S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

COMMERCIAL PAPER RATING

          The designation A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

MOODY'S

BOND RATINGS

"Aaa"

          Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

          Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

          Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

          Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the Aaa category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

COMMERCIAL PAPER RATING

          The rating Prime-1 ("P-1") is the highest commercial paper rating assigned by Moody's. Issuers of P-1 paper must have a superior capacity for repayment of short-term promissory obligations, and this ordinarily is evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

          Issuers (or relating supporting institutions) rated Prime-2 ("P-2") have a strong capacity for repayment of short-term promissory obligations. This ordinarily is evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, are more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

FITCH

BOND RATINGS

          The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

          Bonds rated AAA are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

          Bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated F-1+.

"A"

          Bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

          Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

          Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

SHORT-TERM RATINGS

          Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

          Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

          Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

          Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

          Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

DUFF

BOND RATINGS

"AAA"

          Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

          Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

          Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

          Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

          Plus (+) and minus (-) signs are used with a rating symbol (except
AAA) to indicate the relative position of a credit within the rating category.

COMMERCIAL PAPER RATING

          The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

BOND AND LONG-TERM RATINGS

          Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

COMMERCIAL PAPER AND SHORT-TERM RATINGS

          The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

INTERNATIONAL AND U.S. BANK RATINGS

          An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or interestholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                          MASTER INVESTMENT PORTFOLIO

                               FILE NO. 811-8162

                           PART C.  OTHER INFORMATION
                           --------------------------

Item 24.  Financial Statements and Exhibits
-------   ---------------------------------

    (a)  Financial Statements

       The portfolio of investments, audited financial statements and independent auditors' report for the Asset Allocation, Bond Index, LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, S&P 500
Index and U.S. Treasury Allocation Master Portfolios for the fiscal year ended February 28, 1997, are hereby incorporated by reference to the MasterWorks Funds Inc. Annual Report, as filed with the SEC on May 2, 1997.


    (b)  Exhibits:

   Exhibit
   Number                       Description
   -------                      -----------

    1(a)         - Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed
                   November 15, 1993.

    1(b)         - Certificate of Trust, incorporated by reference to the
                   Registration Statement on Form N-1A, filed November 15, 1993.

    2            - By-Laws, incorporated by reference to the Registration
                   Statement on Form N-1A filed November 15, 1993.

    3            - Not Applicable.

    4            - Not Applicable.

    5(a)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the LifePath 2000 Master Portfolio,
                   incorporated by reference to Amendment No. 3 to the
                   Registration Statement, filed January 5, 1996.

    5(b)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the LifePath 2010 Master Portfolio,
                   incorporated by reference to Amendment No. 3 to the
                   Registration Statement, filed January 5, 1996.

    5(c)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the LifePath 2020 Master Portfolio,
                   incorporated by reference to Amendment No. 3 to the
                   Registration Statement, filed January 5, 1996.



    5(d)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the LifePath 2030 Master Portfolio,
                   incorporated by reference to Amendment No. 3 to the
                   Registration Statement, filed January 5, 1996.

    5(e)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the LifePath 2040 Master Portfolio,
                   incorporated by reference to Amendment No. 3 to the
                   Registration Statement, filed January 5, 1996.

    5(f)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the Bond Index Master Portfolio,
                   incorporated by reference to Amendment No. 3 to the
                   Registration Statement, filed January 5, 1996.

    5(g)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the Asset Allocation Master Portfolio, incorporated by reference to Amendment No. 3 to the
                   Registration Statement, filed January 5, 1996.

    5(h)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the S&P 500 Index Master Portfolio,
                   incorporated by reference to Amendment No. 3 to the
                   Registration Statement, filed January 5, 1996.

    5(i)         - Investment Advisory Contract by and among BZW Barclays Global
                   Fund Advisors and Master Investment Portfolio dated January
                   1, 1996, on behalf of the U.S. Treasury Allocation Master
                   Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    6            - Placement Agency Agreement with Stephens Inc. on behalf of each Master Portfolio, incorporated by reference to Amendment
                   No. 4 to the Registration Statement, filed on June 28, 1996.

    7            - Not Applicable.

    8            - Custody Agreement with Investors Bank & Trust, N.A. dated
                   October 21, 1996 on behalf of each Master Portfolio, filed herewith.

    9(a)         - Co-Administration Agreement with Stephens Inc. and Barclays
                   Global Investors, N.A. dated October 21, 1996 on behalf of each Master Portfolio, filed herewith.

    9(b)         - Sub-Administration Agreement with Investors Bank & Trust and
                   Barclays Global Investors, N.A. dated October 21, 1996 on
                   behalf of each Master Portfolio, filed herewith.

    10           - Not Applicable.

    11           - Not Applicable.

    12           - Not Applicable.

    13           - Not Applicable.



    14           - Not Applicable.

    15           - Distribution Plan on behalf of the LifePath Master
                   Portfolios, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    16           - Not Applicable.

    17           - See Exhibit 27

    18           - Not Applicable

    19           - Powers of Attorney for Jack S. Euphrat, R. Greg Feltus,
                   Thomas S. Goho, Zoe Ann Hines, W. Rodney Hughes, Robert M.
                   Joses and J. Tucker Morse, filed herewith

    27.1         - Financial Data Schedule for the LifePath 2000 Master
                   Portfolio, filed herewith.

    27.2         - Financial Data Schedule for the LifePath 2010 Master
                   Portfolio, filed herewith.

    27.3         - Financial Data Schedule for the LifePath 2020 Master
                   Portfolio, filed herewith.

    27.4         - Financial Data Schedule for the LifePath 2030 Master
                   Portfolio, filed herewith.

    27.5         - Financial Data Schedule for the LifePath 2040 Master
                   Portfolio, filed herewith.

    27.11        - Financial Data Schedule for the U.S. Treasury Allocation
                   Master Portfolio, filed herewith.

    27.12        - Financial Data Schedule for the Bond Index Master
                   Portfolio, filed herewith.

    27.13        - Financial Data Schedule for the S&P 500 Stock Master
                   Portfolio, filed herewith.

    27.14        - Financial Data Schedules for the Asset Allocation Master
                   Portfolio, filed herewith.

Item 25.  Persons Controlled by or Under Common Control with Registrant
-------   -------------------------------------------------------------

       No person is controlled by or under common control with the Registrant.

Item 26.  Number of Holders of Securities
-------   -------------------------------

       As of May 30, 1997, the number of record holders of each class of securities of the Registrant was as follows:

                                                  Number of Record
       Title of Class                                 Holders
       --------------                             ----------------

       Shares of beneficial interest, $.001 per share, of the following series:

       LifePath 2000 Master Portfolio                 3
       LifePath 2010 Master Portfolio                 3
       LifePath 2020 Master Portfolio                 3
       LifePath 2030 Master Portfolio                 3
       LifePath 2040 Master Portfolio                 3
       S&P 500 Index Master Portfolio                 5
       Bond Index Master Portfolio                    3
       Asset Allocation Master Portfolio              2
       U.S. Treasury Allocation Master Portfolio      2

Item 27.  Indemnification
-------   ---------------

       Reference is made to Article IX of the Registrant's Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant's By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 28.  (a)  Business and Other Connections of Investment Adviser
-------        ----------------------------------------------------

        The LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Asset Allocation, Bond Index, S&P 500 Index and U.S. Treasury Allocation Master Portfolios are advised by Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI", formerly, Wells Fargo Institutional Trust Company).

        BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities, including acting as investment adviser and/or sub-adviser to certain open-end management investment companies and various other institutional investors.

       The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business of the former sub-adviser to the Registrant, Wells Fargo Nikko Investment Advisors ("WFNIA") and, in some cases, the service business of BGI. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.



Name and Position               Principal Business(es) During at
at BGFA                         Least the Last Two Fiscal Years
-----------------               --------------------------------

Frederick L.A. Grauer           Director of BGFA and Co-Chairman and
Director                        Director of BGI 45 Fremont Street, San
                                Francisco, CA 94105

Patricia Dunn                   Director of BGFA and Co-Chairman and
Director                        Director of BGI 45 Fremont Street, San
                                Francisco, CA 94105

Lawrence G. Tint                Chairman of the Board of Directors of BGFA
Chairman and Director           and Chief Executive Officer of BGI 45 Fremont
                                Street, San Francisco, CA 94105

Geoffrey Fletcher               Chief Financial Officer of BGFA and BGI since May 1997
Chief Financial Officer         45 Fremont Street, San Francisco, CA 94105
                                Managing Director and Principal Accounting
                                Officers at Bankers Trust Company from 1988-1997
                                505 Montgomery Street, San Francisco, CA 94111

       Prior to January 1, 1996, Wells Fargo Bank, N.A. ("Wells Fargo Bank"), a wholly owned subsidiary of Wells Fargo & Company, served as investment adviser to all of the Registrant's investment portfolios, and to certain other registered open-end management investment companies. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities.

       To the knowledge of Registrant, none of the directors or executive officers of Wells Fargo Bank, except those set forth below, is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain executive officers also hold various positions with and engage in business for Wells Fargo & Company. Set forth below are the names and principal businesses of the directors and executive officers of Wells Fargo Bank who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature for their own account or in the capacity of director, officer, employee, partner or trustee. All the directors of Wells Fargo Bank also serve as directors of Wells Fargo & Company.

Name and Position               Principal Business(es) and Address(es)
at Wells Fargo Bank             During at Least the Last Two Fiscal Years
-------------------             -----------------------------------------
H. Jesse Arnelle                Senior Partner of Arnelle, Hastie, McGee, Willis
Director                        & Greene
                                455 Market Street
                                San Francisco, CA  94105

                                Director of Armstrong World Industries, Inc.
                                5037 Patata Street
                                South Gate, CA  90280

                                Director of Eastman Chemical Corporation
                                12805 Busch Place
                                Santa Fe Springs, CA  90670

                                Director of FPL Group, Inc.
                                700 Universe Blvd.
                                P.O. Box 14000
                                North Palm Beach, FL  33408

Michael R. Bowlin               Chairman of the Board of Directors, Chief
Director                        Executive Officer,
                                Chief Operating Officer and President of
                                Atlantic Richfield Co. (ARCO)
                                Highway 150
                                Santa Paula, CA  93060

Edward Carson                   Chairman of the Board and Chief Executive
Director                        Officer of
                                First Interstate Bancorp
                                633 West Fifth Street
                                Los Angeles, CA  90071

                                Director of Aztar Corporation
                                2390 East Camelback Road  Suite 400
                                Phoenix, AZ  85016




                                Director of Castle & Cook, Inc.
                                10900 Wilshire Blvd.
                                Los Angeles, CA  90024

                                Director of Terra Industries, Inc.
                                1321 Mount Pisgah Road
                                Walnut Creek, CA  94596

William S. Davilla              President (Emeritus) and a Director of
Director                        The Vons Companies, Inc.
                                618 Michillinda Ave
                                Arcadia, CA  91007

                                Director of Pacific Gas & Electric Company
                                788 Taylorville Road
                                Grass Valley, CA  95949

Rayburn S. Dezember             Director of CalMat Co.
Director                        3200 San Fernando Road
                                Los Angeles, CA  90065

                                Director of Tejon Ranch Company
                                P.O. Box 1000
                                Lebec, CA  93243

                                Director of The Bakersfield Californian
                                1707 I Street
                                P.O. Box 440
                                Bakersfield, CA  93302

                                Trustee of Whittier College
                                13406 East Philadelphia Ave.
                                P.O. Box 634
                                Whittier, CA  90608

Paul Hazen                      Chairman of the Board of Directors of
Chairman of the Board of        Wells Fargo & Company
Directors                       420 Montgomery Street
                                San Francisco, CA  94105

                                Director of Phelps Dodge Corporation
                                2600 North Central Ave.
                                Phoenix, AZ  85004

                                Director of Safeway, Inc.
                                4th and Jackson Streets
                                Oakland, CA  94660

Robert K. Jaedicke              Professor (Emeritus) of Accounting
Director                        Graduate School of Business at Stanford
                                University
                                MBA Admissions Office
                                Stanford, CA  94305



                                Director of Bailard Biehl & Kaiser
                                Real Estate Investment Trust, Inc.
                                2755 Campus Dr.
                                San Mateo, CA  94403

                                Director of Boise Cascade Corporation
                                1111 West Jefferson Street
                                P.O. Box 50
                                Boise, ID  83728

                                Director of California Water Service Company
                                1720 North First Street
                                San Jose, CA  95112

                                Director of Enron Corporation
                                1400 Smith Street
                                Houston, TX  77002

                                Director of GenCorp, Inc.
                                175 Ghent Road
                                Fairlawn, OH  44333

                                Director of Homestake Mining Company
                                650 California Street
                                San Francisco, CA  94108

Thomas L. Lee                   Chairman and Chief Executive Officer of
Director                        The Newhall Land and Farming Company
                                10302 Avenue 7 1-2
                                Firebaugh, CA  93622

                                Director of Calmat Co.
                                501 El Charro Road
                                Pleasanton, CA  94588

                                Director of First Interstate Bancorp
                                633 West Fifth Street
                                Los Angeles, CA  90071

Ellen Newman                    President of Ellen Newman Associates
Director                        323 Geary Street
                                Suite 507
                                San Francisco, CA  94102

                                Chair (Emeritus) of the Board of Trustees
                                University of California at San Francisco
                                Foundation
                                250 Executive Park Blvd.
                                Suite 2000
                                San Francisco, CA  94143

                                Director of the California Chamber of Commerce
                                1201 K Street  12th Floor
                                Sacremento, CA  95814



Philip J. Quigley               Chairman, President and Chief Executive Officer
Director                        of Pacific Telesis Group
                                130 Kearney Street  Rm.  3700
                                San Francisco, CA  94108

Carl E. Reichardt               Director of Columbia/HCA Healthcare Corporation
Director                        One Park Plaza
                                Nashville, TN  37203

                                Director of Ford Motor Company
                                The American Road
                                Dearborn, MI  48121

                                Director of Newhall Management Corporation
                                23823 Valencia Blvd.
                                Valencia, CA  91355

                                Director of Pacific Gas and Electric Company
                                77 Beale Street
                                San Francisco, CA  94105

                                Retired Chairman of the Board of Directors
                                and Chief Executive Officer of Wells Fargo &
                                Company
                                420 Montgomery Street
                                San Francisco, CA  94105

Donald B. Rice                  President and Chief Executive Officer of
Director                        Teledyne, Inc.
                                2049 Century Park East
                                Los Angeles, CA  90067

                                Retired Secretary of the Air Force

                                Director of Vulcan Materials Company
                                One MetroPlex Drive
                                Birmingham, AL  35209

Richard J. Stegemeier           Chairman (Emeritus) of Unocal Corp
Director                        44141 Yucca Avenue
                                Lancaster, CA  93534

                                Director of Foundation Health Corporation
                                166 4th
                                Fort Irwin, CA  92310

                                Director of Halliburton Company
                                3600 Lincoln Plaza
                                500 North Alcard Street
                                Dallas, TX  75201

                                Director of Northrop Grumman Corp.
                                1840 Century Park East
                                Los Angeles, CA  90067



                                Director of Outboard Marine Corporation
                                100 SeaHorse Drive
                                Waukegan, IL  60085

                                Director of Pacific Enterprises
                                555 West Fifth Street
                                Suite 2900
                                Los Angeles, CA  90031

                                Director of First Interstate Bancorp
                                633 West Fifth Street
                                Los Angeles, CA  90071

Susan G. Swenson                President and Chief Executive Officer of
Director                        Cellular One
                                651 Gateway Blvd.
                                San Francisco, CA  94080

David M. Tellep                 Retired Chairman of the Board and Chief
Director                        Executive Officer of
                                Martin Lockheed Corp
                                6801 Rockledge Drive
                                Bethesda, MD  20817

                                Director of Edison International
                                and Southern California Edison Company
                                2244 Walnut Grove Ave.
                                Rosemead, CA  91770

                                Director of First Interstate
                                633 West Fifth Street
                                Los Angeles, CA  90071

Chang-Lin Tien                  Chancellor of the University of California at
Director                        Berkeley
                                Berkeley, CA  94720

                                Director of Raychem Corporation
                                300 Constitution Drive
                                Menlo Park, CA  94025

John A. Young                   President, Chief Executive Officer and Director
Director                        of Hewlett-Packard Company
                                3000 Hanover Street
                                Palo Alto, CA  9434

                                Director of Chevron Corporation
                                225 Bush Street
                                San Francisco, CA  94104

                                Director of Lucent Technologies
                                25 John Glenn Drive
                                Amherst, NY  14228

                                Director of Novell, Inc.
                                11300 West Olympic Blvd.
                                Los Angeles, CA  90064



                                Director of Shaman Pharmaceuticals Inc.
                                213 East Grand Ave. South
                                San Francisco, CA  94080

William F. Zuendt               President of Wells Fargo & Company
President                       420 Montgomery Street
                                San Francisco, CA  94105

                                Director of 3Com Corporation
                                5400 Bayfront Plaza
                                P.O. Box 58145
                                Santa Clara, CA  95052

                                Director of the California Chamber of Commerce

       Prior to January 1, 1996, WFNIA served as the sub-adviser to the Asset Allocation, U.S. Treasury Allocation, Bond Index and S&P 500 Index Master Portfolios, and as adviser or sub-adviser to various other open-end management investment companies. For additional information, see "Management" in the Part
B. For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and management committees of WFNIA, reference is made to WFNIA's Form ADV and Schedules A and D filed under the Investment Advisers Act of 1940, SEC File No. 801-36479, incorporated herein by reference.

Item 29.  Principal Underwriters
-------   ----------------------

        (a) Stephens Inc., placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as principal underwriter for Overland Express Funds, Inc., Stagecoach Funds, Inc., Stagecoach Trust, MasterWorks Funds Inc. (formerly, Stagecoach Inc.), Nations Fund Trust, Nations Funds, Inc., Nations Fund Portfolios, Inc., Nations LifeGoal Funds, Inc. and Nations Institutional Reserves (formerly known as The Capitol Mutual Funds), and is the exclusive placement agent for Master Investment Trust, Managed Series Investment Trust and Life & Annuity Trust, all of which are registered open-end management investment companies and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc. and the Managed Balanced Target Maturity Fund, Inc., which are closed-end management investment companies.

       (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D filed by Stephens Inc. with the Securities and Exchange Commission pursuant to the Investment Advisors Act of 1940 (File No. 501-15510).

       (c)  Not Applicable

Item 30.  Location of Accounts and Records
-------   --------------------------------

       (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

       (b) BGFA and BGI maintain all Records relating to their services as adviser and co-administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

       (c) Wells Fargo Bank maintains all Records relating to its services as investment adviser for the periods prior to January 1, 1996, at 525 Market Street, San Francisco, California 94105.

       (d) Stephens maintains all Records relating to its services as sponsor, co- administrator and distributor at 111 Center Street, Little Rock, Arkansas 72201.

       (e) IBT maintains all Records relating to its services as sub-administrator and custodian at 89 South Street, Boston, Massachusetts 02111.


Item 31.  Management Services
-------   -------------------

       Other than as set forth under the captions "Item 5 Management of the Master Portfolios" in Part A of this Registration Statement and "Item 16 Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 32.  Undertakings
-------   ------------

       (a)  Not applicable.

       (b)  Not applicable.

       (c) Registrant hereby undertakes to call a meeting of shareholders for the purpose of voting upon the questions of removal of a trustee or trustees when requested in writing to do so by the holders of at least 10% of the Registrant's outstanding shares of beneficial interest and in connection with such meeting to comply with the provisions of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Little Rock, State of Arkansas on the 27th day of June, 1997.

                                MASTER INVESTMENT PORTFOLIO


                                By:  /s/ Richard H. Blank, Jr.
                                     ------------------------------------
                                     (Richard H. Blank, Jr.)
                                     Secretary and Treasurer
                                     (Principal Financial Officer)


  Signature                         Title
  ---------                         -----

           *                        Trustee, Chairman and President
  --------------------------        (Principal Executive Officer)
  (R. Greg Feltus)

  /s/ Richard H. Blank, Jr.         Secretary and Treasurer
  --------------------------        (Principal Financial Officer)
  (Richard H. Blank, Jr.)

           *                        Trustee
  --------------------------
  (Jack S. Euphrat)

           *                        Trustee
  --------------------------
  (Thomas S. Goho)

           *                        Trustee
  --------------------------
  (Zoe Ann Hines)

           *                        Trustee
  --------------------------
  (W. Rodney Hughes)

           *                        Trustee
  --------------------------
  (Robert M. Joses)

           *                        Trustee
  --------------------------
  (J. Tucker Morse)


*By: /s/Richard H. Blank, Jr.
     ------------------------
      (Richard H. Blank, Jr.)
      As Attorney-in-Fact
      June 27, 1997

                          MASTER INVESTMENT PORTFOLIO

                               FILE NO. 811-8162

                                 EXHIBIT INDEX


Exhibit
Number                                    Description
------                                    -----------
EX-27.1            . Financial Data Schedule - LifePath 2000 Master Portfolio
EX-27.2            . Financial Data Schedule - LifePath 2010 Master Portfolio
EX-27.3            . Financial Data Schedule - LifePath 2020 Master Portfolio
EX-27.4            . Financial Data Schedule - LifePath 2030 Master Portfolio
EX-27.5            . Financial Data Schedule - LifePath 2040 Master Portfolio
EX-27.11           . Financial Data Schedule - U.S. Treasury Allocation
                     Master Portfolio
EX-27.12           . Financial Data Schedule - Bond Index Master Portfolio
EX-27.13           . Financial Data Schedule - S&P 500 Stock Master Portfolio
EX-27.14           . Financial Data Schedule - Asset Allocation Master Portfolio
EX-99.B8           . Custody Agreement with Investors Bank & Trust Company
EX-99.B9(a)        . Co-Administration Agreement with Stephens Inc. and
                     Barclays Global Investors, N.A.
EX-99.B9(b)        . Sub-Administration Agreement with Investors Bank & Trust
                     Company and Barclays Global Investors, N.A.